AS  FILED  WITH  THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 22, 1999
     Registration  No.  333-17107
     SECURITIES  AND  EXCHANGE  COMMISSION
     Washington,  D.C.  20549
     _______________
     AMENDMENT  NO.  4
     TO
     FORM  SB-2
     REGISTRATION  STATEMENT
     Under
     THE  SECURITIES  ACT  OF  1933
     _______________


                                              FLEX FINANCIAL GROUP, INC.
                                    (Name of Small Business Issuer in its charter)
  DELAWARE . . . . . . . . . . . .                                            6159              76-0498636
  (State or other jurisdiction of.  (Primary Standard Industrial                          (I.R.S. Employer
  incorporation or organization) .  Classification Code Number)                     Identification Number)




  179 RUSKIN DRIVE EAST. . . . . . . . . . . . . . .  MICHAEL T. FEARNOW, PRESIDENT
  MONTGOMERY, TEXAS 77356. . . . . . . . . . . . . .  FLEX FINANCIAL GROUP, INC.
                                                                                                                 (409) 597-7500
  (Address, and telephone number of Principal. . . .  MONTGOMERY, TEXAS 77356  (409) 597-7500
  Place of Business and Principal Executive Offices)  (Name, address and telephone number of Agent for Service)


  179 RUSKIN DRIVE EAST
  MONTGOMERY, TEXAS 77356
                                                      179 RUSKIN DRIVE EAST
  (Address, and telephone number of Principal
  Place of Business and Principal Executive Offices)


                                   Copies to:
     ROBERT  L.  SONFIELD,  JR.,  ESQ.
     SONFIELD  &  SONFIELD
     770  SOUTH  POST  OAK  LANE
     HOUSTON,  TEXAS  77056-1913
     (713)  877-8333
     FACSIMILE:  (713)  877-1547
     EMAIL:  SONFIELD@FLASH.NET
APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable following the effectiveness of this Registration Statement.

CALCULATION  OF  REGISTRATION  FEE


                                                       PROPOSED         PROPOSED
                                                        MAXIMUM         MAXIMUM            AMOUNT OF
TITLE OF EACH CLASS OF                               AMOUNT TO BE    OFFERING PRICE        AGGREGATE       REGISTRATION
SECURITIES TO BE REGISTERED                           REGISTERED     PER SHARE (1)    OFFERING PRICE (1)        FEE
---------------------------------------------------  -------------  ----------------  -------------------  -------------
Units, (2)                                                 100,000  $           6.00  $           600,000  $      181.81
---------------------------------------------------  -------------  ----------------  -------------------  -------------
     Common Stock ($.001)                                  100,000  $            .00  $                 0  $        0.00
---------------------------------------------------  -------------  ----------------  -------------------  -------------
     Class B Warrants (3)                                  200,000  $            .00  $                 0  $        0.00
---------------------------------------------------  -------------  ----------------  -------------------  -------------
          Common Stock Underlying Class B Warrants         200,000  $           6.25  $         1,250,000  $      378.79
---------------------------------------------------  -------------  ----------------  -------------------  -------------
     Class C Warrants (3)                                  200,000  $            .00  $                 0  $        0.00
---------------------------------------------------  -------------  ----------------  -------------------  -------------
          Common Stock Underlying Class C Warrants         200,000  $          10.00  $         2,000,000  $      606.06
---------------------------------------------------  -------------  ----------------  -------------------  -------------
Common Stock  (4)                                           20,000  $           0.50  $            40,000  $       12.12
---------------------------------------------------  -------------  ----------------  -------------------  -------------
TOTAL . . . . . . . . . . . . . . . . . . . . . . .  $    1,178.78
---------------------------------------------------  -------------


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.
(2) Each consisting of one share of common stock, $.001 par value, ("Common Share") two Class B Warrants and two Class C Warrants.
(3) Pursuant to Rule 416, there are also being registered such indeterminable additional Common Shares as may be issued pursuant to the anti-dilution provisions of the Class B and Class C Warrants, should such provisions become operative.
(4) Common Shares to be distributed to the shareholders of American NorTel Communications, Inc. The registration fee is based upon the book value of the Flex Acquisitions (which was merged into the Company) as of December 31, 1998. Rule 457(a).
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

                                EXPLANATORY NOTE

     This  Registration  Statement  contains  two  forms  of  Prospectus:

          (1) to be used in connection with the offering of 100,000 Units (the "Offering"); and

          (2) to be used in connection with the distribution of 20,000 Common Shares to the shareholders of American NorTel Communications, Inc.(the "Distribution").

     The Prospectuses are identical in all respects expect for the front cover page, table of contents, an alternate "Use of Proceeds" section and a section in the Distribution Prospectus entitled "The Distribution" instead of the "Plan of Distribution" section in the Unit Offering Prospectus. The section entitled "Dilution" is not included in the Distribution Prospectus. Pages included in the Distribution Prospectus and not in the Unit Offering Prospectus are marked "Alternate Page for Distribution Prospectus" and follow the financial statements.

                  PRELIMINARY PROSPECTUS DATED __________, 1999

                           FLEX FINANCIAL GROUP, INC.
        100,000 UNITS EACH UNIT CONSISTING OF ONE SHARE OF COMMON STOCK,
  TWO CLASS B WARRANTS AND TWO CLASS C WARRANTS OFFERING PRICE: $6.00 PER UNIT

     Flex Financial Group, Inc. (the "Company") is offering (the "Offering") 100,000 units (the "Units") Units, each consisting of one share of common stock, $.001 par value ("Common Share" or "Common Stock"), two Class B Warrants ("the Class B Warrants")and two Class C Warrants ("the Class C Warrants," collectively the "Warrants"). The components of the Units are immediately separately and transferable.

     Simultaneously with the offering of the Units (the "Units Offering"), the Company is distributing, by means of a separate prospectus (the "Distribution Prospectus"), 20,000 Common Shares (the "Spin-off" or the "Distribution") to the shareholders of American NorTel Communications, Inc. ("American NorTel").


THESE  SECURITIES  HAVE  NOT  BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
EXCHANGE  COMMISSION  OR  ANY  OTHER  STATE  SECURITIES  COMMISSION  NOR HAS THE
SECURITIES  AND  EXCHANGE  COMMISSION  OR ANY STATE SECURITIES COMMISSION PASSED
UPON  THE  ACCURACY  OR  ADEQUACY  OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
CONTRARY  IS  A  CRIMINAL  OFFENSE.



                 UNDERWRITING
                   PRICE TO     DISCOUNTS AND   PROCEEDS TO
                    PUBLIC       COMMISSIONS      COMPANY
Per Unit. . . .  $        6.00  $          -0-  $       6.00
Total Maximum:
  100,000 Units  $  600,000.00  $          -0-  $ 600,000.00
---------------



     The Company has not entered into any agreement with a member firm of the National Association of Securities Dealers, Inc. ("NASD") to assist in the sales of the securities and, therefore, is not obligated to pay any commissions in connection the Offering. It intends to sell the Units through its President who will receive no compensation for effecting sales. See "Plan of Distribution."
     The proceeds to the Company is before deducting expenses, payable by the Company, estimated to be $40,000 if the maximum amount of the Offering is ("Maximum Offering").
     The Units are being offered on a "best efforts" basis. The Offering has no minimum amount.
     The offering will terminate ____________, 2000, 180 days after the date of this prospectus unless extended for not more than an additional 60 days.

    This investment involves a high degree of risk.  Investors should purchase shares
  only if they can afford a complete loss.  See "Risk Factors" beginning on page
                                      ___.


Each  unit  consists  of:



QUANTITY  TITLE                      DESCRIPTION               EXPIRATION DATE    REDEMPTION
--------  -------------------------  ------------------------  -----------------  ------------
1. . . .  Common Stock               Common Equity                   ___________   ___________
          Six months after the date
          of this prospectus if the
          Exercisable for One        market price of the
          Share of Common Stock      common stock is not less
2. . . .  Class B Warrants           at $6.25                  December 31, 2003  than $7.50.
          Six months after the date
          of this prospectus if the
          Exercisable for One        market price of the
          Share of Common Stock      common stock is not less
3. . . .  Class C Warrants           at $10.00                 December 31, 2003  than $12.00.



              THE DATE OF THIS PROSPECTUS IS _______________,1999.

                                        i

TABLE  OF  CONTENTS



SUMMARY OF THE OFFERING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2
AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2
CAUTIONARY STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2
RISK FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2
USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2
DIVIDEND POLICY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2
CAPITALIZATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2
DILUTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS         2
BUSINESS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2
LEGAL PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2
MANAGEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2
CERTAIN TRANSACTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2
PRINCIPAL STOCKHOLDERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2
DESCRIPTION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2
PLAN OF DISTRIBUTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2
SHARES ELIGIBLE FOR FUTURE SALE . . . . . . . . . . . . . . . . . . . . . . . . . . .         2
LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2
EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2
ALTERNATE COVER PAGE FOR DISTRIBUTION PROSPECTUS. . . . . . . . . . . . . . . . . . .  Alt 1- 2
ALTERNATE PAGE FOR DISTRIBUTION PROSPECTUS. . . . . . . . . . . . . . . . . . . . . .  Alt 1- 2
INDEX TO FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F - 2
PART II . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  II - 2

                                        3
                 SUMMARY OF THE OFFERING SUMMARY OF THE OFFERING

     Simultaneously with and as a condition to the consummation of the Offering, American NorTel Communications, Inc. ("American NorTel") will distribute 20,000 Common Shares ratably to its shareholders (the "Distribution").

     The following is a summary of certain information contained elsewhere in this Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained in or incorporated by reference in this Prospectus. Prospective shareholders are urged to read this Prospectus carefully in its entirety. Capitalized terms used herein without definition are, unless otherwise indicated, defined in the text below and used herein with such meanings.

OVERVIEW

     Michael T. Fearnow is the only officer, director or employee of the Company. Therefore, any references in this prospectus to officers and directors, the Company, the Company's employees, management or similar references mean Mr. Fearnow.

     The Company is offering its securities in Units, each Unit consisting of one Common Share, two redeemable Class B Warrants exercisable at $6.25 and two redeemable Class C Warrants exercisable at $10.00. The Warrants expire on January 1, 2003, unless extended by the Company. Each Class B Warrant may be redeemed by the Company commencing six months after the effective date of this Registration Statement any time at a price of $0.05 per warrant if the reported closing bid price of the Common stock is at least $7.50 per share for a period of 20 consecutive trading days immediately prior to the date of the notice of redemption to warrant holders. Each Class C Warrant may be redeemed by the Company at any time commencing six months after the effective date of this Registration Statement at a price of $0.05 per warrant if the reported closing bid price of the Common Shares is at least $12.00 per share for a period of 20 consecutive trading days immediately prior to the date of the notice of redemption to warrant holders. See "Description of Securities - Redeemable Common Stock Purchase Warrants."

     Flex Acquisitions Corp. ("Flex Acquisitions") merged (the "Merger") into the Company pursuant to an agreement dated February 25, 1999. Prior thereto, it issued 20,000 shares of its common stock to American Nortel. In the Merger, those shares were exchanged for 20,000 Common Shares. These 20,000 Common Shares ("distributed shares") will be distributed to American Nortel stockholders as a dividend as soon as practical following the effective date of the offering made hereby (this "Offering").

     Mr. Fearnow and management of American NorTel believe that the shareholders of the Company and American NorTel will benefit from this registered distribution. American Nortel shareholders will benefit from possible future value of the Common Shares in the event a public market is created and sustained and Common shareholders of the Company may benefit if the distribution provides the basis for the creation of a public market for the Common Shares. No assurance can be given, however, that a market will develop for the Common Shares or, if it develops, that it will be sustained. See "Risk Factors - No Assurance of a Public Market and Likelihood of a Volatile Market."

     Mr. Fearnow determined that, after research into other possible alternatives, the proposed Distribution presented the most desirable method of accessing the public capital markets and providing the most desirable corporate vehicle for conducting its business operations. The business plan applied by Mr. Fearnow was to obtain trading status for the Common Shares and to seek to raise additional capital in order to expand its business operations while utilizing its existing infrastructure, management and knowledge of its industry at the least cost to shareholders measured in terms of capital expended and dilution.

     American NorTel shareholders will not be required to pay any cash or other consideration for the distributed shares nor will they need to surrender their American NorTel common stock certificates in order to receive the distributed shares. Neither the Company nor any of its affiliates is affiliated with American NorTel or any of its shareholders.

     The Company will attempt to qualify the Common Shares which are part of the Units, the Common Shares underlying the Warrants and the Warrants on the Electronic Bulletin Board. The Common Shares received by American Nortel stockholders pursuant to the Distribution will be freely transferable under the Securities Act, except for Common Shares received by any person who may be deemed to be an "affiliate" of the Company within the meaning of Rule 144 promulgated under the Securities Act. Persons who may be deemed to be affiliates of the Company after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with the Company, and may include the directors and executive officers of the Company. Persons who are affiliates of the Company will be permitted to sell the distributed shares only pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. This Registration Statement will not cover resales of Common Shares by affiliates of the Company. See "Shares Eligible for Future Sale."

     Prior to the Offering, there has been no public market for the Common Shares or Warrants and there can be no assurance that such a market will develop or, if developed, that it will be sustained. The offering price of the Units and the exercise price and other terms of the Warrants have been arbitrarily determined by the Company and will not necessarily be related to the assets, book value or any other established criterion of value. See "Risk Factors" and "Plan of Distribution".

GENERAL

     The Company was organized to provide subordination loans to selected underwriters requiring short term additional net capital to underwrite specific issues on a firm commitment basis; to provide bridge Loans on a highly selective basis within established guidelines to selected issuers meeting the Company's due diligence standards to facilitate initial public offerings or secondary financing; and to engage in "spin-off" activities in which the Company enhances shareholder value by distributing shares of its portfolio companies and converts private operating companies to public ownership.

BUSINESS  PLAN

     The Company intends to participate in short term financing opportunities by
(i) providing and/or participating in equity subordination loans to selected underwriters requiring additional excess net capital for underwriting specific issues on a firm commitment basis ("Subordination Loans") and (ii) providing and/or participating in bridge loans to selected issuers meeting the Company's due diligence standards in connection with initial public offerings and secondary financing ("Bridge Loans"). The Company also intends to engage in "spin-off" activities such as are described herein, such spin-offs to involve the distribution, by way of stock dividends or otherwise, of registered shares of stock of other public companies. The Company is not aware of any comparable size public company that provides the type of financing proposed to be provided by the Company. However, major Wall Street investment banks and other institutions with substantially greater resources than the Company provide such services.

     The Company has no agreement or understanding to participate in any financing opportunity, nor does it currently have any opportunity under investigation.

MANAGEMENT

     Mr. Fearnow, as the sole member of management, has virtually unlimited discretion in searching out and participating in a financing opportunity. The Company is unable to predict when it may become engaged in a financing opportunity. It expects, however, that review and analysis of specific proposals and the selection of a financing opportunity will likely take several weeks or more following the successful completion of this offering. There can be no assurance as to when or if a financing opportunity will become available, however, Mr. Fearnow is confident that such opportunities will become available.

     The Company's offices are located at 179 Ruskin Drive East, Montgomery, Texas 77356. Its telephone number is 409-597-7500.

USE  OF  PROCEEDS

     The Company intends to use the proceeds of the Offering to retire a bridge loan, to make subordinated equity and/or bridge loans and for general and administrative expenses.

THE  TRANSACTIONS

     The  Distribution.  The  distribution record date will be ten business days
     -----------------
following the effective date of the Registration Statement and the Distribution accomplished as soon practicable thereafter. On the Distribution Date, American NorTel will distribute to its approximately 780 stockholders as of that date, the 20,000 Common Shares which it owns. Each stockholder of American NorTel will receive one Common Share for approximately each 700 shares of American NorTel common stock held as of the distribution record date. Approximately half of such shares will be distributed to American NorTel's principal shareholder, Mr. Bill Williams. The transfer agent will be American Registrar and Transfer Company, and will act as the distribution agent for the Distribution and will deliver certificates for the Common Shares as soon as practicable thereafter. All Distribution Shares will be fully paid and nonassessable. Immediately following the completion of the Distribution, the Company will be an independent, publicly-traded company.

     The Merger.  American Nortel purchased 20,000 shares of the common stock of
     ----------
Flex  Acquisitions.  Flex  Acquisitions  has  been  merged  into  the  Company.
Pursuant to the Merger Agreement, the shares of common stock of Flex Acquisitions were exchanged for an equal number of Common Shares of the Company.

THE  OFFERING  UNITS

     100,000 Units, each consisting of one share of Common Stock and four redeemable Warrants.

     Common  Stock  Outstanding
          Before  Offering(1)     114,000
          After  Offering  (2)     214,000

WARRANTS

     400,000 Warrants are being offered as part of the Units. The Warrants will be immediately detachable and separately transferable from the Common Stock.

     Warrant  Exercise  Terms.  200,000  Class  B  Warrants  are  immediately
     ------------------------
exercisable  each  to  purchase one Common Share, at $6.25 per share, subject to
     ----
adjustment in certain circumstances. 200,000 Class C Warrants are immediately exercisable each to purchase one Common Share, at $10.00 per share, subject to adjustment in certain circumstances. See "Description of Securities."

     Expiration  Date          December  31,  2003

     Redemption.  The  Class B Warrants are redeemable by the Company commencing
     ----------
six months after the effective date of this prospectus upon at least 30 days notice, at a price of $0.05 per warrant, at any time the market price of the Common Shares is at least $7.50 per share for a period of 20 consecutive trading days. The Class C Warrants are redeemable by the Company commencing six months after the effective date of this Registration Statement upon at least 30 days notice, at a price of $0.05 per warrant, at any time the market price of the Common Shares is at least $12.00 per share for a period of 20 consecutive trading days. See "Description of Securities - Redeemable Common Stock Purchase Warrants."

RISK  FACTORS

     The securities offered hereby are speculative and involve a high degree of risk and immediate and substantial dilution. Potential risks include, among others: development stage company, lack of assurance of public market, dependence on key personnel, sale of less than the maximum amount of the Offering("Maximum Offering"), evaluation of prospective financing opportunities, possible price volitility of the Common Shares and no payments of dividends. See "Risk Factors."

PARTIES  TO  THE  TRANSACTION

     The Company was incorporated under the business corporation laws of the State of Texas on August 16, 1995 and reincorporated in Delaware in December 1997. The outstanding securities of the Company are owned of record by 12 persons.

     American NorTel was originally incorporated in British Columbia, Canada in 1979 but changed its domicile to Wyoming in 1993. American NorTel's common stock had been listed on the Vancouver Stock Exchange since 1980. In conjunction with a one for five reverse stock split, American Nortel's name was changed to Coldsprings Resources Ltd. on June 4, 1987. In conjunction with a one for ten consolidation, AmericanNortel's name was changed to Islehaven Capital Corporation on July 14, 1987. In 1987, American NorTel was inactive and was classified as dormant under the rules of the Vancouver Stock Exchange. Mr. Fearnow then organized a reverse takeover by a number of limited partnerships and private companies which were engaged in the mining development and exploration business and who, on July 14, 1987, transferred all of their assets into the company for treasury shares. It changed its name to NorTel Communications Inc. on June 17, 1991. Effective May 11, 1992, it changed its name to American NorTel Communications Inc. and effected a reverse split of its common stock by issuing one share for each outstanding ten shares and commenced trading on the OTCBB.

     American NorTel is a telecommunications business, providing long distance telephone service in combination with additional related services in the United States and a number of foreign countries, including Argentina, Brazil, Mexico, Canada, and Costa Rica. Until the end of 1993, the Company was also in the mining development and exploration business in Costa Rica and Canada, but has divested its mining assets.

     American NorTel has approximately 780 shareholders, is a reporting company pursuant to Section 12(g) of the Exchange Act and files quarterly, annual and periodic reports with the Commission. The company seeks to diversify its business opportunities and investment potential to its shareholders by engaging in "spin-off" activities such as are described herein, such spin-offs to involve the distribution, by way of stock dividends or otherwise, of registered shares of stock of other companies. As of the date of this Prospectus American NorTel has no intention of spinning off any other parts of its operations. The only preexisting relationship between the Company and American NorTel is the ownership of a minority number of shares of the common stock of American NorTel by a shareholder of the Company.

     American NorTel's address is 7201 E. Camelback Road, Suite 320, Scottsdale, Arizona 85251. Its telephone number is 602-945-1266.

SUMMARY  PRO  FORMA  CONSOLIDATED  FINANCIAL DATA (IN THOUSANDS EXCEPT PER SHARE
DATA)


     The following summary pro forma consolidated financial data of the Company has been derived from the historical financial statements of Flex Financial
Group, Inc. and should be read in conjunction with such financial statements and notes thereto, which are included elsewhere herein.


                                 Year Ended July 31,
                                ---------------------
                                        1999             1998
                                ---------------------  ---------
 Statement of
Operations Data: (000)

   Interest Income . . . . . .  $                  0   $      0
                                ---------------------  ---------

   Operating Expenses. . . . .                    20         76

   Interest Expense. . . . . .                     9          6
                                ---------------------  ---------

   Net Loss. . . . . . . . . .  $               (29 )  $    (82)
                                =====================  =========

   Basic Net Loss per Common
  Share. . . . . . . . . . . .  $              (0.16)  $  (0.44)
                                =====================  =========

  Weighted Average Shares and
  Common Stock equivalents
  outstanding. . . . . . . . .               186,982    186,982
                                =====================  =========

         July 31, 1999
------------------------------
 Balance
Sheet Data:. . . . . . . . . .                  (000)

   Working Capital (Deficit) .  $               (124)
                                =====================

   Total Assets. . . . . . . .  $                  1
                                =====================

   Total Liabilities . . . . .  $                125
                                =====================

   Total Shareholders' Equity
       (Deficit) . . . . . . .  $               (124)
                                =====================



                                       34
                   AVAILABLE INFORMATION AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") the Registration Statement on Form SB-2 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to securities of Flex Financial Common Stock described in this Prospectus. This Prospectus, which is a part of this Registration Statement on Form SB-2, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules thereto, certain portions having been omitted pursuant to the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract or other document are not necessarily complete with respect to each such contract or other document filed with the Commission as an exhibit to the Registration Statement. Reference is made to such exhibits for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     This Registration Statement and the exhibits and schedules thereto filed with the Commission may be inspected and copied (at prescribed rates) at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports and other information can be reviewed through the Commission's Electronic Data Gathering Analysis and Retrieval System, which is publicly available through the Commission's Web site (http://www.sec.gov).

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES MADE UNDER THIS PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROSPECTUS.


                   CAUTIONARY STATEMENTSCAUTIONARY STATEMENTS

     This Prospectus contains statements relating to future results of the Company(including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Litigation Reform Act"). Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as promulgated by the Litigation Reform Act, expressly state that the safe harbor for forward-looking statements does not apply to statements made in connection with an initial public offering. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including, but not limited to, changes in political and economic conditions, regulatory conditions, and stock market conditions all as detailed from time to time in the filings of the Company made with the Commission.

     When used in this Prospectus with respect to the Company the words "estimate," "project," "intend," "expect" and similar expressions are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Such risks and uncertainties include those risks, uncertainties and risk factors identified in this Prospectus under the headings "Risk Factors," and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                            RISK FACTORSRISK FACTORS

     The shareholders of American NorTel, by accepting shares in the Distribution, and purchasers of Units offered by this Prospectus are making investment decisions that involve a high degree of risk and should carefully consider the following factors in evaluating the Company and its business in addition to the other information contained in this Prospectus.

RISKS  INHERENT  IN  DEVELOPMENTAL  STAGE  COMPANY

     The Company was organized in August, 1995 and has no operating history or revenues from operations. The proceeds from its issuance of equity and debt has been expended on organizational expenses and the expenses associated with this Offering. The Company faces all of the risks of a new business and those risks specifically inherent in the investigation, participation, or investment in financing of the types sought by the Company. Purchase of the securities in this Offering must be regarded as placing funds at a high risk in a new or "start-up" venture with all of the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject. There is no assurance that the Company will sell sufficient Units necessary for it to implement its business plan, or if it does, that the Company will be able to locate and participate in financing and investment opportunities. In addition, even if the Company becomes involved in a financing opportunity, there is no assurance that it will generate revenues or profits, nor that the value or market price of the Common Shares would be increased thereby.

NO  ASSURANCE  OF  A  PUBLIC  MARKET  AND  LIKELIHOOD  OF  A  VOLATILE  MARKET

     There is presently no public market for the Units, Common Shares or Warrants and there is no assurance that a public market for the securities will develop after completion of this Offering, or, if one develops, that it will be sustained. It is likely that any market that develops for the Units, Common Shares or Warrants, should they develop, will be highly volatile and that the trading volume will be limited.

LACK  OF  LIQUIDITY  BECAUSE  OF  PENNY  STOCK  REGULATION

     The Company's securities are covered by Commission Rule 15-g that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5 million or individuals with net worth in excess of $1 million or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of persons receiving shares in this offering to sell their shares in the secondary market. Further, the Company's Common Stock will initially be quoted on an NASD inter-dealer system called the "Electronic Bulletin Board," will not have the required assets or stockholders' equity in order to qualify for quotation on the NASDAQ Stock Market, and may not be expected to command a market price of $5 per share, the price required for an OTCBB security to avoid the trading limitation imposed by the Commission on so-called "penny stocks." These trading limitations tend to reduce broker-dealer and investor interest in penny stocks and could operate (i) to inhibit the ability of the Company's securities to reach a $4.00 per share trading price that would make it eligible for quotation on NASDAQ even should it otherwise qualify for quotation on NASDAQ and (ii) to inhibit the ability of the Company to use its stock for business acquisition purposes. See "Information about the Company - Market for the Company's Securities Related Stockholders Matters."

DEPENDENCE  ON  MICHAEL  T.  FEARNOW

     The affairs of the Company will be conducted by its sole officer and director, Michael T. Fearnow. The success of the Company is dependent upon, among other things, the services of Mr. Fearnow, President. The loss of his services, for any reason, may have a materially adverse effect on the prospects of the Company. There is no employment contract with Mr. Fearnow. The Company will be heavily dependent on the skills, talents, and abilities of Mr. Fearnow to successfully implement its business plan. Although Mr. Fearnow has experience in seeking, investigating and participating in financing and investment opportunities, Mr. Fearnow will generally depend on his general business expertise in making decisions regarding the Company's operations. Because investors will not be able to evaluate the merits of possible business opportunities by the Company, they should critically assess the information concerning Mr. Fearnow. The Company does not have, nor does it or the Company presently intend to obtain, key man life insurance on the life of Mr. Fearnow. The loss of the services of Mr. Fearnow for any reason may have a material adverse effect on the present and future prospects of the Company.

CONFLICTS  OF  INTEREST

     Michael T. Fearnow will, as the sole officer and director of the Company, provide, without present compensation, the ministerial duties necessary as President of the Company and will with respect thereto have a continuing fiduciary obligation to the Company. Mr. Fearnow will devote up to one-half of his time to provide ongoing advice with respect to business opportunities and the business activities of the Company. During the investigation of a possible business opportunity and in order to supplement the business experience of Mr. Fearnow, the Company may employ accountants, technical experts, appraisers, attorneys, or other consultants and advisers. The selection of any advisers will be made by Mr. Fearnow without any control from stockholders.

     Conflicts of interest will exist between the Company and Mr. Fearnow. In particular, he will face a conflict of interest with regard to his possible future participation in other business relationships with companies to which the Company may provide financing. In such cases, Mr. Fearnow may have interests that conflict with those of the Company. Although Mr. Fearnow will attempt to resolve any conflicts in favor of the Company, there is no assurance that this will be the case. The Company has not established procedures for the resolution of such conflicts of interest. See "Business."

LACK  OF  INDEPENDENT  DIRECTORS

     Upon completion of the Units Offering, and for a foreseeable period of time thereafter, the Company will have only one director, Michael T. Fearnow.

LACK  OF  ABILITY  TO  FULLY  INVESTIGATE  FINANCING  OPPORTUNITIES

     The Company's limited funds will make it impracticable to conduct a complete and exhaustive investigation and analysis of a financing opportunity before the Company commits its capital or other resources. Mr. Fearnow's decisions may be made without detailed due diligence, feasibility studies, independent analysis, market surveys, and the like which, if the Company had more funds available, would be desirable. Mr. Fearnow's decisions will be particularly dependent on information provided by the issuer, underwriter and/or their principals, or others associated with business opportunities seeking the Company's participation.

RISK CREATED BY NEED FOR CURRENT PROSPECTUS AND STATE "BLUE SKY" REGISTRATION REQUIRED TO EXERCISE THE WARRANTS

Holders of the Warrants offered hereby will have the right to exercise them to purchase Common Shares only if a current prospectus relating to such shares is then in effect and only if the shares are qualified for sale or exempt from qualification under the securities laws of the states in which the holder of the Warrant resides. Although the Company has undertaken that it will use its best efforts to maintain a current prospectus under the Securities Act which will permit the purchase and sale of the Common Shares underlying the Warrants during the warrant exercise term, there can be no assurance that the Company will be able to do so. Although the Company intends to seek to qualify the Common Shares underlying the Warrants for sale in the states in which the original holders may reside, no assurance can be given that qualification will occur or will remain in effect at such time as the Warrants may be exercised. The Warrants may be deprived of any value if a current prospectus covering the shares issuable upon exercise thereof is not kept effective or if such underlying shares are not, or cannot be, qualified in the applicable states. See "Description of Securities Current Prospectus and State "Blue-Sky" Registration Required to Exercise the Warrants."

COMPETITION

     The Company expects to encounter competition in its efforts to locate opportunities for the employment of its capital. The primary competition for desirable investments is expected to come from other small companies organized and funded for similar purposes, small venture capital partnerships and corporations, small business investment companies, and individuals with extensive financial resources. The Company is not aware of any comparable size public company that provides the type of financing proposed to be provided by the Company. Many of these entities may have significantly greater experience, resources, and managerial capabilities than the company and will, therefore, be in a better position than the company to obtain access to business opportunities. See "Business of the Company - Competition."

ADVERSE  EFFECT  OF  SALE  OF  LESS  THAN  TOTAL  OFFERING

     In the event less than the Maximum Offering should be sold, the proposed operations of the Company, primarily providing subordination and bridge loans, would be significantly reduced and therefore adversely affected. In such event, the Company's operations will require additional financing for which the Company has not arranged and no assurance can be offered that such financing would be available.

RISK  OF  NO  UNDERWRITER

     The offering price of the Units and the exercise price of the Warrants have been arbitrarily determined by the Company without the concurrence of an underwriter, or other unrelated third party, and bear no direct relationship to the Company's assets, book value, net worth or any other established criteria of value. Among the factors considered in such determination were the history of and prospects for the industry in which the Company competes, estimates of the business potential of the Company, the present state of its development, its financial conditions, risks associated with the financial services industry in general and demand for similar securities of comparable companies. See "Plan of Distribution."

LACK  OF  PARTICIPATING  BROKER  DEALERS

     The Company has not identified any broker/dealers who have agreed to participate in the Offering. The failure of the Company to obtain the agreements of a significant number of broker/dealers to participate in the offering will increase the likelihood that less than the Maximum Offering will be sold. The sale of only a small amount of the Units may adversely affect Unitholders. (See "Adverse Effect of Sale of Less Than Total Offering" above.)

NO  CASH  DIVIDENDS

It is anticipated that any earnings which may be generated from operations of the Company will be used to finance its growth, and cash dividends will not be paid to Common shareholders. (See "Dividend Policy.")

COMMON  SHARES  ELIGIBLE  FOR  FUTURE  SALE

     Upon completion of the Offering, the 114,000 shares held by the present Common shareholders will be freely tradable without restriction or further registration under the Securities Act, except to the extent such shares are held by "affiliates" of the Company. Common Shares held by affiliates will be subject to the limitations of Rule 144 promulgated under the Securities Act. Sales of a substantial number of Common Shares in the public market subsequent to this Offering, or the perception that such sales may occur, could adversely affect the prevailing market price of the Common Stock.

DILUTION

     Present shareholders acquired their shares at a lower price than will subscribers in the Offering and subscribers will suffer dilution in the book value of their shares subsequent to purchase or exercise. (See "Dilution.")

ANTI-TAKEOVER  PROVISIONS

     Certain provisions of Delaware law and the Company's certificate of incorporation (the "certificate of incorporation") and the Company's By-Laws ("By-Laws") may have the effect of delaying or preventing a change in control or acquisition of the Company. The certificate of incorporation and By-Laws include provisions for a classified board of directors, "blank Check" preferred stock (the terms of which may be fixed by Michael T. Fearnow as sole director without stockholder approval), a prohibition on stockholder action by written consent in lieu of a meeting, and certain procedural requirements governing stockholder meetings.(See "Description of Common Stock - Defenses Against Hostile Takeovers.")


                         USE OF PROCEEDS USE OF PROCEEDS


     The net proceeds to the Company from the sale of the Maximum Offering and after deducting estimated offering expenses which are estimated to be approximately $50,000. The following table sets forth the estimated application by the Company of the net proceeds to be derived from the sale of Maximum
Offering.


                                       AMOUNT    PERCENTAGE
                                       OF NET      OF NET
USE OF PROCEEDS                       PROCEEDS    PROCEEDS
------------------------------------  ---------  -----------
To pay principal and accrued
    Interest on current Bridge Loan
    Notes (1). . . . . . . . . . . .  $  65,000          11%

To make Subordination and
    Bridge Loans . . . . . . . . . .    440,000          73%

To provide general and
    Administrative costs . . . . . .     45,000          16%
                                      ---------  -----------

        Total Net Proceeds . . . . .  $ 550,000         100%
                                      =========  ===========


---------------------------------
(1) Proceeds of bridge loans were used by the Company to cover the legal, audit and other expenses of the Offering, the merger of Flex Acquisitions into the Company and the Distribution.

     The Company intends to use the net proceeds of the Maximum Offering first to retire the Bridge Loans, then to make subordination and bridge loans. 15% of net proceeds exceeding $200,000 to a maximum of $45,000 will be available for general and administrative expenses.

     If less than the Maximum Offering is sold, the Company will not have sufficient capital resources to permit the Company to participate in subordination and bridge loans of the number, amount and in the timing proposed in its business plan. Therefore, the Company will operate at reduced levels of activity until operating revenues or additional financing proceeds enable the Company to increase its operations. See "Use of Proceeds" and "Business of the Company - Plan of Operation for Next 12 Months."

     The Company believes that the proceeds from sale of the Maximum Offering will enable the Company to earn fees and interest on bridge loans and subordination loans by participating in subordination and bridge loans of duration that enable up to six completed transactions during the first 12 months of operations. The Company does not anticipate additional capital requirements thereafter unless for the purposes of expanding its available capital to permit expansion of its participation in subordination and bridge loans or the replacement of capital depleted by extraordinary losses in its loan portfolio. The Company believes it will be able to provide for its working capital needs from proceeds from the sale of the Maximum Offering and operating revenues. If the Company's plans change, its assumptions prove to be inaccurate, or the capital resources available to the Company otherwise prove to be insufficient to implement its business plan (as a result of unanticipated expenses, problems or difficulties, or otherwise), the Company would be required to seek additional financing or curtail its activities. (See "Use of Proceeds" and "Business of the Company - Plan of Operation for Next 12 Months.")

     Pending use of the net proceeds for the above purposes, the Company intends to invest funds raised in this Offering in short term, investment grade, interest bearing obligations. The Company believes that proceeds from the Maximum Offering will enable the Company to satisfy its anticipated financing needs for a period of at least 12 months. During this period, the Company expects to earn fees and interest on bridge loans and subordination loans by participating in loans of duration that enable two to six completed transactions per year.

     If less than the Maximum Offering is sold, there can be no assurance that the Company will have sufficient capital resources to permit the Company to participate in subordination and bridge loans of the number, amount and in the timing proposed under the caption "Proposed Business".


                         DIVIDEND POLICY DIVIDEND POLICY

     The Company has never paid any cash dividends and anticipates that, for the foreseeable future, it will continue to retain any earnings for use in the operation of its business. Payment of cash dividends in the future will depend upon its earnings, financial condition, any contractual restrictions, restrictions imposed by applicable law, capital requirements and other factors believed relevant by the Company's board of directors ("Board").


                          CAPITALIZATION CAPITALIZATION


     The  following  table  sets forth the capitalization of the Company at July
31, 1999 and on a pro forma basis (i) giving effect to the Merger and (ii) adjusted to reflect the sale of the 100,000 Common Shares, 200,000 Class B
Warrants  and  200,000  Class  C  Warrants  offered by the Company hereby (at an
Initial public offering price of $6.00 per Unit), and the application of the net proceeds therefrom. See "Use of Proceeds."


                                       JULY 31, 1999
                                         OFFERING
                                         PROCEEDS
                                          ACTUAL        ADJUSTED
                                      ---------------  ----------
Shareholders' Equity:
  Common Stock, $0.001 par value.
  Authorized 10,000,000 shares;
  actual issued and outstanding
  20,000 shares pre-Merger;
  114,000 post-Merger; and
  214,000 shares post-Units
  Offering (1) . . . . . . . . . . .  $          114   $     214
Additional paid-in capital . . . . .          83,180     643,080
Deficit accumulated during
    the developmental stage. . . . .        (206,965)   (206,965)
                                      ---------------  ----------
Total shareholders' equity (deficit)  $     (123,671)  $ 436,329
                                      ===============  ==========


________________________
(1) Table reflects actual Common Shares outstanding of 114,000 shares and post Offering shares outstanding of 214,000 shares reflecting issuance of additional 100,000 shares pursuant to this Offering. Does not include 201,332 Common Shares issuable upon exercise of warrants and options outstanding at February 28, 1999 or the additional 400,000 shares of common Stock issuable upon exercise of warrants to be outstanding if the Maximum Offering is sold.
(2) "Common Stock" and "Additional Paid-in Capital" reflect net proceeds of $5.60 per share from this Offering.


                                DILUTION DILUTION


     The  net  tangible  book  value  (deficit)  of the Company as of July 31, 1999 was
$(123,671)  or  $(1.08)  per  share of Common Stock.  Net tangible book value per share represents  the  amount of total tangible assets of the Company less total liabilities, divided  by  the  number of shares of Common Stock outstanding.  After giving effect to the  sale  of  the  100,000  units  at  $6.00 and the receipt by the Company of the net proceeds  therefrom,  the  net  tangible  book value of the Company will be $436,329 or
$2.04  per share.  This represents an immediate increase in pro forma net tangible book value  of  $3.12  per share to existing shareholders and an immediate dilution of $3.96 per  share to new investors ("New Investors") purchasing shares of Common Stock in this
Offering.  The  following  table  illustrates  this  per  share  dilution:


                                                                              Maximum
                                                                              Offering
Assumed initial public offering price per share . . . . . . . . . . . . . .  $    6.00
Net tangible book value per share before offering . . . . . . . . . . . . .     ($1.08)
Increase in net tangible book value per share attributable to New Investors  $    3.12
Pro Forma net tangible book value per share after offering. . . . . . . . .  $    2.04
Dilution per share to New Investors . . . . . . . . . . . . . . . . . . . .  $    3.96



     The  following  table summarizes, as of July 31, 1999, the number of shares of
Common Stock purchased from the Company, the total cash consideration paid, and the average  price per share paid by existing shareholders and to be paid by purchasers of  shares  of  Common  Stock  offered hereby at an initial offering price of $6.00
(excluding  the  cost  of  Class  B  and  Class  C  Warrants):


         SHARES PURCHASED  TOTAL CASH CONSIDERATION
-------------------------  ------------------------
                                   AVERAGE
                                    PRICE
                                    NUMBER           PER SHARE    AMOUNT   PERCENT
                           ------------------------  ----------

EXISTING SHAREHOLDERS . .                   114,000  $      .73   83,200      12.2%

NEW INVESTORS . . . . . .                   100,000  $     6.00  600,000      87.8%

     TOTAL. . . . . . . .                   214,000     683,200    100.0%




    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS

     The following discussion of financial condition and results of operations for the Company is based upon and should be read in conjunction with the selected historical financial data, the unaudited pro forma condensed consolidated financial statements and the historical financial statements of the Company and the respective notes thereto, included elsewhere herein.

GENERAL

     This Prospectus contains certain statements regarding future trends which are subject to various risks and uncertainties. Such trends, and their anticipated impact on the Company, could differ materially from those discussed in this Prospectus. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors" and elsewhere in this Prospectus.

     The Company was organized in August, 1995 and is in the development stage. It has not yet commenced operations, has not generated any revenues from operations to date, and will not generate any revenues from operations until after the completion of this Offering. There can be no assurance that the Company will be able to successfully generate meaningful revenue or achieve profitable operations.

     Since inception, the Company has developed a business plan; developed and disseminated promotional material to prospective clients of its business services; identified potential clients for its services; developed a marketing strategy; and raised an aggregate of $137,200 in gross proceeds through private equity and debt offerings.

LIQUIDITY  AND  CAPITAL  RESOURCES

As of July 31, 1999, the Company has approximately $1,149 in cash and cash equivalents. It is anticipated that the company will realize $500,000 in net proceeds from the sale of the Common Stock and Warrants included in the Units. The net proceeds of this Offering will be used to pay off the Bridge Loans, to commence investment in bridge loans and subordination loans, and to pay for general administrative and overhead expenses incurred in connection therewith.

     The Company is dependent upon the proceeds of the Units Offering, existing cash, and cash flow from operations, if any, or other financing, if available, to implement its proposed business plan. Mr. Fearnow believes that the proceeds from the sale of the Units Offering will enable the Company to satisfy its anticipated financing needs for a period of at least 12 months following the Effective Date. However, there can be no assurance that the Company will have sufficient capital resources to permit it to fully implement its business plan.

YEAR  2000  ISSUE

     Until recently, many computer programs were written using two digits rather than four digits to define the applicable year in the twentieth century. Such software may recognize the date using "00" as the year 1900 rather than the year 2000. We have not implemented any Year 2000 date conversion program to ensure that our computer systems and applications will function properly beyond 1999. We do not believe any Year 2000 action is necessary.


                                BUSINESS BUSINESS

     The Company was incorporated under the laws of the State of Texas in August, 1995 and reincorporated in Delaware in December, 1997.

OVERVIEW

     General.  The  Company  was  organized  to  provide  subordination loans to
     -------
selected underwriters requiring short term additional net capital to underwrite specific issues on a firm commitment basis; to provide bridge loans on a highly selective basis within established guidelines to selected issuers meeting the company's due diligence standards to facilitate initial public offerings or secondary financing; and to engage in "spin-off" activities in which the Company serves as a vehicle or facility to convert private operating companies to public ownership.

     The Company will generally use the proceeds of this Offering, after paying off the Bridge Loans, to investigate and, if warranted, participate in a financing opportunity with immediate short-term earnings potential. Because of the Company's limited financial, managerial, and other resources, the number of suitable potential financing opportunities which will be available to it under its criteria will be extremely limited. The Company currently has no commitment or arrangement to participate in any financing opportunity and cannot now predict what type of opportunity may become available to it.

     Michael T. Fearnow, as sole officer and director of the company, has virtually unlimited discretion in searching out and participating in a financing opportunity. The Company is unable to predict when it may become engaged in a financing opportunity. It expects, however, that review and analysis of specific proposals and the selection of a financing opportunity will likely take several weeks or more following the successful completion of this offering. There can be no assurance as to when or if a financing opportunity will become available, however, Mr. Fearnow is confident that such opportunities will become available.

     Mr. Fearnow anticipates that the Company may be able to participate in ongoing financing opportunities. This diversification should enable the company to reduce its risks by offsetting potential losses from one financing against gains from another.

PLAN  OF  OPERATION

     Business  objectives.  The  Company  was  formed  with the primary business
     --------------------
objective to serve as a vehicle to invest in short-term financing opportunities in the underwriting segment of the securities industry by (i) providing equity subordination loans to underwriters requiring additional excess net capital for underwriting specific issues on a firm commitment basis ("Subordination Loans") and (ii) providing bridge loans to selected issuers to connection with initial public offerings and second round public financing ("Bridge Loans") on a highly selective basis with established guidelines to issuers meeting the company's due diligence standards. The Company also intends to engage in "spin-off" activities such as are described herein, such spin-offs to involve the distribution, by way of stock dividends or otherwise, of registered shares of stock of other companies. The Company intends to use the proceeds of the Offering primarily to provide the capital to commence the investigation, negotiation and participation in Subordination and Bridge Loans.

     The Company believes that financing opportunities will become available to it due primarily to the contacts of its officers, directors and consultants with entities and individuals participating in various segments of the securities industry, liquidity of its assets, its future status as a publicly-held company, and its flexibility in structuring and participating in financing opportunities. The Company has no agreement or understanding to participate in any financing opportunity, nor does it currently have any opportunity under investigation. Decisions as to which financing opportunities to participate in will be made by Mr. Fearnow, which will in all probability act without the consent, vote, or approval of its stockholders except when required by applicable law.

     Business experience of principals.  Mr. Fearnow and certain consultants who
     ---------------------------------
have not yet been identified by the Company have business experience that has provided them with skills the company believes will be helpful in identifying, evaluating and negotiating potential Bridge Loan and Subordination Loans. Mr. Fearnow has significant experience in a broad range of business transactions, including providing investment banking, underwriting, bridge loans and general business consulting to public and private companies in the $5 million to $10 million asset range. The company expects to actively recruit board members with extensive management, financial and entrepreneurial backgrounds to assist in these endeavors. The company expects that future directors will have similar experience and/or extensive business management and financial management experience. In addition, Michael T. Fearnow as sole director may establish an advisory committee (the "Advisory Committee") consisting of up to eight persons to assist in finding and evaluating potential candidates for Bridge Loans and Subordination Loans. Members of the Advisory Committee will have significant experience in the securities industry primarily in areas of business interest to the company. The Advisory Committee will not have any role in the management of the business of the company, but will be available, to the extent Mr. Fearnow may require, to consult with Mr. Fearnow as to potential candidates for Bridge Loans and Subordination Loans.

SUBORDINATION  LOANS  AND  BRIDGE  LOANS

     General  considerations.  Mr. Fearnow intends to participate in a portfolio
     -----------------------
of Subordination Loans and Bridge Loans that will provide prudent risk and diversification. The amount of and timing of each transaction will be determined by Mr. Fearnow taking into account the liquid assets and net worth of the Company, and the ongoing general and administrative costs of the Company. Whenever possible Mr. Fearnow will further diversify by participating with other investors in its financing opportunities.

     Subordination loans.  The Company intends to provide Subordination Loans to
     -------------------
selected underwriters to facilitate the underwriting of specific issues on a firm commitment basis. Small underwriters seek short-term equity subordinated underwriting loans to meet excess net capital requirements for firm commitment underwriting. The Company intends to participate in Subordination Loans that can be structured with the following general terms. Subordination Loans will typically be very short-term loans (maximum term of 30 to 45 days) made to an underwriter for the purpose of meeting excess net capital requirements for a specific firm commitment underwriting. Principals of the underwriter will in most cases be required to personally guarantee repayment of the loan. The terms of the loan will normally require that loan proceeds be maintained in a segregated account invested in short-term money market or similar securities. The underwriter will normally be expected to pay a minimum of 2% of the amount of the underwriting for the loan, yielding a potential return of 7% to 10% to the Company. The Company expects to participate in up to six Subordination
Loans a year in amounts ranging from $50,000 to $150,000 each, yielding a potential return in excess of 50% per year.

     Subordination Loans will only be made to underwriters acceptable to the Company and in connection with specific underwritings for issuers acceptable to the Company.

     Bridge  loans.  The  Company  intends  to  provide Bridge Loans to selected
     -------------
issuers to facilitate an issuer's initial public offering or second round public financing. Bridge Loans will only be made to companies that can pass an extensive due diligence review of the company's management, business, deal structure, underwriter and public relations firm. The Company may require representation on the issuer's board and will require substantial penalties for a loan default, although in a default situation the Company's remedies may be limited. Any participation by the Company will be subject to the issuer executing a firm commitment underwriting letter of intent with an underwriter approved by the Company.

     Bridge Loans are typically short term loans (maximum term of one year with mandatory prepayment out of the proceeds of the underwritten) made to an issuer for the purpose of providing funds to pay public offering costs and to a lesser extent general corporate expenses relating to the public offering. The Company intends to participate in Bridge Loans that can be structured with the following general terms: (i) repayment from the proceeds of the public offering within 4 to 6 months after the loan, (ii) ranging in amount from $50,000 to $200,000,
(iii) an interest rate of three to five points above prime, (iv) an equity enhancement in the form of warrants or cheap stock designed to provide a return of 200% to 300% of the loan amount within 12 to 18 months of the loan, (v) demand and piggy back registration rights with expenses paid by the issuer, (vi) personal guarantees by principals of the issuer covering repayment of the loan, and (vii) in most cases, collateralization by some assets of the issuer.

     Typical scenarios.  Although the Company cannot predict the exact terms and
     -----------------
structure of any financing transaction in which it may participate, the following represents the type of transaction structures that the Company will attempt to negotiate.

     With respect to a typical scenario for a Subordination Loan, the Company intends to seek situations in which a small underwriter with net capital of $500,000 or less wants to underwrite an entire issue of $4 million to $10 million on a firm commitment basis. NASD and Commission rules and regulations require the underwriter to have excess net capital of 30% of the retention less underwriting fees. A $5 million firm commitment underwriting would require $5,000,000 X .90 = $4,500,000 X .30 = $1,350,000 in excess net capital. The additional $850,000 in excess net capital to underwrite the issue can be accomplished by participating with additional underwriters or a subordinated underwriting loan to provide the additional $850,000 in excess net capital. The Company would expect to participate in such a subordinated loan in the maximum amount of $150,000 which would underwrite $500,000 of the issue. The underwriter would expect to pay a minimum of 2% of the underwritten amount or $10,000 for the loan, yielding a return to the Company of 7% to 10% over a 30 to 45 day period.

     As a hypothetical scenario for a Bridge Loan transaction, the Company makes a one-year $100,000 Bridge Loan to an issuer to facilitate the issuer's initial public offering to be priced at $5.00 per share. The loan would bear interest at 13% per annum with mandatory prepayment from the proceeds of the underwriting at closing. The loan is personally guaranteed by the issuer's principals and collateralized by available assets of the issuer. The Company receives a stock purchase warrant to buy 50,000 shares of the issuer's common stock at $2.00 per share as an equity enhancement. Six months after the loan the underwriting closes and the Company is repaid $100,000 principal and $6,500 in interest. Twelve months after the underwriting (18 months after the loan) if the issuer's stock is trading at $6.00, the value of the warrants is $200,000 or 200% of the original loan. The results and return on the equity enhancement would of course be completely dependent upon the performance of the issuer's publicly traded securities and in some cases may be of no value. Normally, the securities representing the equity enhancement are registered in the issuer's initial public offering.

     The level of the Company's participation in any particular subordination or bridge loan would depend upon available capital and prudent risk management and portfolio diversification.

PLAN  OF  OPERATION  FOR  NEXT  12  MONTHS

     During the twelve month period following closing of the Offering, the Company expects to earn fees and interest on Bridge Loans and Subordination Loans by participating in loans of durations that enable two to six completed transactions per year in amounts ranging from $10,000 to $150,000 if the Maximum Offering is sold. The Company expects that such fees and earnings will be sufficient to meet its operating expenses. The Company will attempt to diversify its loan portfolio and limit the size and number of transactions consistent with the amount of capital raised in the Units Offering. The net proceeds from sale of the Maximum Offering of $500,000 is expected to permit the Company to participate in six Subordination and Bridge Loan transactions up to $150,000 each during the 12 months following closing of the Units Offering. The Company further intends to syndicate its participation in Subordination and Bridge Loans through third party investors as a means of reducing its risk and diversifying its financing portfolio. The Company also expects to retain a minority equity position in a Public Candidate as a fee for acting as the parent corporation in a Distribution Transaction after distributing a major portion of the earned equity to its shareholders in the form of a dividend. In addition, the Company will receive fees for strategic business advise from its client companies without regard to the amount of proceeds received from the offering.

     The Company does not anticipate the need for additional capital on a long term basis unless it suffers significant losses in its loan portfolio or loss of earnings. Lack of positive cash flow, inadequate capital, or loss of commitment from Focus-Tech to provide facilities and equipment. The Company does not believe it can participate in more than three to six Subordination and Bridge Loan transactions a year because of the completion time of a transaction and the duration of the loans. The net proceeds of the Maximum Offering and fees and interest earned from Subordination and Bridge Loans is expected to provide sufficient capital to support the Company's business operations into the long term. The Company also intends to liquidate any equity retained in a Distribution Transaction during the twenty-four-month period of a public market developing in the Public Candidate. In the event earnings from the Company's short term financing transactions are not sufficient to meet its operating expenses, or if the Company determines to expand its participation in Subordination and Bridge Loans, or it the Company suffers losses in its loan portfolio requiring additional capital, or otherwise, the Company will endeavor to raise needed capital in a private placement or public offering of its securities.

OTHER  INVESTMENT  TRANSACTIONS

     General.  By reason of its participation in Subordination and Bridge Loans,
     -------
the Company expects to be presented investment opportunities resulting in the acquisition of a non-controlling equity interest in a company that wishes to become publicly held ("Public Candidate") and which the Company believes has growth potential. These opportunities are expected to be in the form of "spin-off" transactions.

     Investment  transactions.  The  Company  will  not  use  any portion of the
     ------------------------
proceeds of this Offering to investigate and enter into any definitive agreement relating to an Investment Transaction. The Company would not expect to acquire more than a 10% equity interest in a Public Candidate in an Investment Transaction.

     Typical scenarios.  In a typical scenario, the Company may be approached by
     -----------------
a public candidate (the "Public Candidate"). The Company would enter into an agreement with the Public Candidate for a proposed merger-spin-off transaction which would result in the Public Candidate becoming a publicly held company. The proposed merger-spin-off would be effected by the Company forming a new subsidiary which would be thinly capitalized with the Company as its sole shareholder. The Target would merge into the subsidiary with the Target shareholders receiving approximately 90% of the issued and outstanding shares of the subsidiary and the Company retaining 10% of the shares. The Company will distribute some or all of the subsidiary's shares to its shareholders. Contemporaneously with the merger-spin-off, the subsidiary would file registration statements with the Commission with the Commission to register the merger shares and the spin-off shares. The subsidiary may register shelf shares for future issuance in association with possible acquisitions and may also register the sale of additional shares to provide working capital or register the resale of shares for the account of its shareholders. As a result of the transaction, the Public Candidate becomes a publicly held company with the Company or its shareholders owning 10% of the public company. The Company would not bear any expense in connection with such a transaction.

     Method  of  participation.  It  is  impossible  to  predict exactly how the
     -------------------------
Company may participate in an investment transaction, or if it will, but generally speaking, the following represents the type of transaction structures that the Company will attempt to negotiate. Subject to a letter of intent, the Company may agree to form a wholly-owned subsidiary. The subsidiary may then enter into a definitive agreement under which the Public Candidate would merge into the subsidiary with the Company retaining a negotiated equity interest in the surviving subsidiary (expected to be 10% of issued and outstanding shares). The Company may then use the shares for, among other things, distribution as a dividend to its shareholders, sale for cash, exchange for other assets, or retention for investment purposes.

     In a typical scenario as described above, the Company may be deemed an underwriter by reason of its intent to distribute any shares that may be owned by it as a dividend distribution to its shareholders ("Distribution Shares").

     A consequence to American Nortel should it be deemed to be an underwriter of the shares to be distributed to its shareholders, is that any person who purchases the registered Shares within three years after the distribution could assert a claim against the Company under Section 11 of the Securities Act of 1933. The purchase could be in the open market as long as the shares purchased can be traced to the registered Distribution Shares the Company distributes to its shareholders. Such a claim, to be successful, must be based upon a showing that statements in the registration statement were false or misleading with respect to a material fact or that the registration statement omitted material information required to be included therein.

     Open market purchasers may have to prove reliance upon the alleged misstatement or omission, but reliance may not necessarily require a showing that the purchaser actually read the registration statement but, instead, that the misstatements or omissions in the registration statement were a substantial factor in the purchase of the shares.

THE  COMPANY  MAY  HAVE  EXPOSURE  AS  A  CONTROL  PERSON

     In a typical scenario as described above, the Company's organization of a subsidiary will result in the company being a "control person" of the subsidiary, as that term is defined in Section 15 of the Securities Act from the subsidiary's organization and until any proposed merger should become effective.

     Section 15 of the Securities Act imposes joint and several liability on persons who control other persons substantively liable under other sections of the Act Section 11, for misrepresentations in a registration statement, Section 12(1) the unlawful sale of unregistered securities, and Section 12(2) misrepresentations in the sale of securities. A controlling person can avoid liability by proving "he had no knowledge of or reasonable grounds to believe in the existence of the facts by reason of which the liability of the controlled person is alleged to exist."

FIDUCIARY  DUTY  OF  MR.  FEARNOW

     Under the Delaware General Corporation Law the directors of a corporation or trustees for the stockholders have an obligation to act in good faith and deal fairly with the Company and its assets. The relationship of Mr. Fearnow to the Company is as a fiduciary and in a transaction with the Company in which he has a personal interest there must be the utmost good faith and full disclosure. Therefore, if he breaches his obligation he is liable to the shareholders who are the beneficiaries of the fiduciary relationship.

OTHER  CONSIDERATIONS

     Sources  of  opportunities.  Michael  T.  Fearnow,  sole  director  of  the
     --------------------------
Company,  has  extensive  experience  in  working with small underwriters and in
     --
providing investment banking, underwriting, bridge loans, and general business and financial consulting to smaller public and private companies. The company anticipates that financing opportunities will be referred by various sources, including Mr. Fearnow, professional advisers, securities broker-dealers, members of the financial community, and others who may present unsolicited proposals. The company may agree to pay a finder's fee or other compensation for services provided by unaffiliated persons who submit a financing opportunity in which the company participates. No guideline or policy has been adopted by the company concerning the circumstances under which a finder's fee will be paid or the amount of such fee.

     The Company will seek potential financing opportunities from all known sources, but will rely principally on personal contacts of its officers, directors and consultants as well as indirect associations between them and other business and professional people. In some instances, the company may publish notices or advertisements seeking a potential financing opportunity in financial or trade publications.

     The Company will seek to enter into transactions with mature businesses, but may seek a transaction with a business in any industry and in any stage of development, including an established business which needs additional funding or a firm which is in need of additional capital to overcome financial problems or difficulties. However, the company does not intend to enter into such transaction with a "start up" or new company.

     The analysis of financing opportunities will be undertaken by or under the supervision of Michael T. Fearnow, its sole director and officer. He has extensive business experience in the securities industry, particularly regarding small public underwritings. In time, it is anticipated that additional directors and officers who are primarily engaged in the business of analyzing businesses for underwriting suitability and negotiating, participating in and advising as to Bridge Loans and Subordination Loans will join the Company. In analyzing prospective financing opportunities, Mr. Fearnow will consider the following factors regarding an issuer: available technical, financial, and managerial resources, working capital and other financial requirements; history of operations, if any; quality and experience of management services which may be available and the depth of that management; capability of effecting an underwriting, including quality of underwriter and professional advisers; and other relevant factors.

     The company will analyze all available factors and make a determination based upon a composite of available facts, without reliance on any single factor.

EVALUATION  PROCEDURES

     A thorough evaluation of an issuer prior to a Bridge Loan will be difficult. The Company will have limited time and funds available in its search for and analysis of financing opportunities and will not be able to expend significant funds on a complete and exhaustive investigation of any financing opportunity. However, the Company will investigate, to an extent believed reasonable by Mr. Fearnow, such potential opportunities by obtaining financial and other information reasonably available concerning the issuer and/or underwriter; conducting meetings and interviews with Mr. Fearnow and underwriter; reviewing experience and other financial factors; and other reasonable methods.

     As part of the Company's investigation, Mr. Fearnow may meet personally with management and key personnel of the firm sponsoring the investment opportunity, visit and inspect material facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel, and conduct other reasonable measures, to the extent allowed by the Company's limited financial resources and management and technical expertise.

     The Company will participate in a financing opportunity only pursuant to negotiation and execution of a written agreement. Although the terms cannot be predicted, agreements generally require specific representations and warranties by all of the parties thereto and specify certain events of default.

     The investigation of specific financing opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents, and other instruments may require substantial management time and attention and substantial costs for accountants, attorneys, and others. If a decision is made not to participate in a specific financing opportunity, the costs previously incurred in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific financing opportunity, the failure to consummate that transaction may result in the loss to the company of the related costs incurred.

COMPETITION

     The Company expects to encounter competition in its efforts to locate opportunities for the employment of its capital. The primary competition for desirable investments is expected to come from other small companies organized and funded for similar purposes, small venture capital partnerships and corporations, small business investment companies, and individuals with unlimited financial resources. Many of these entities may have significantly greater experience, resources, and managerial capabilities than the company and will, therefore, be in a better position than the company to obtain access to business opportunities. However, the company believes that it has sufficient expertise and contacts to compete successfully in this market.

DESCRIPTION  OF  PROPERTIES

     The Company currently shares a portion of approximately 2,000 square feet of office space in premises occupied by Focus-Tech Investments, Inc. at 179 Ruskin Drive East, Montgomery, Texas 77356. Mr. Fearnow is a principal of Focus-Tech Investments, Inc. ("Focus-Tech"), a Nevada corporation, that provides investment banking consulting services. The Company believes that such space and services will be adequate for the business of Flex Financial into the foreseeable future. The cost for such space is included in a $4,000 per-month fee charged by Focus-Tech for all services required to operate the Company during calendar year 1996. Mr. Fearnow believes this arrangement is comparable to what would be changed by unaffiliated third parties. Focus-Tech Investments, Inc. has provided all general and administrative services at no cost since January, 1999.

     Upon closing of the Offering, Focus-Tech has agreed to provide to the Company for as long as required its business use such general and administrative services, which will include the cost of the use of office space, personnel, facilities and equipment, for a monthly fee of $4,000. The Company believes that such space and services will be adequate for the business of the Company into the foreseeable future. Focus-Tech has agreed that its fee for providing such services shall be paid only out of 15% of net Offering proceeds in excess of $200,000, and thereafter agrees to accrue the monthly fee for payment solely out of the fees, interest earned and earnings generated by the Company's business.

YEAR  2000  ISSUE

     Until recently, many computer programs were written using two digits rather than four digits to define the applicable year in the twentieth century. Such software may recognize the date using "00" as the year 1900 rather than the year 2000. We have not implemented any Year 2000 date conversion program to ensure that our computer systems and applications will function properly beyond 1999. We do not believe any Year 2000 action is necessary.


                       LEGAL PROCEEDINGS LEGAL PROCEEDINGS

     Neither the Company nor its property is a party to or the subject of actual or pending legal proceedings.


                              MANAGEMENT MANAGEMENT

DIRECTORS,  EXECUTIVE  OFFICERS  AND  SIGNIFICANT  EMPLOYEES


     Set forth below are the identities of the directors, executive officers and significant employees of the Company and a brief account of their business experience, especially during the last 5 years, including their principal occupations and employment during that period and the names and principal businesses of any corporations or organizations in which such occupations and employment was carried on. Michael T. Fearnow has held office since December
1997  and  his  term  expires  in  December,  1999.


PERSON                        OFFICE         OFFICE HELD SINCE  TERM OF OFFICE
----------------------  -------------------  -----------------  --------------
Michael T. Fearnow, 55  Director, President               1995  March 2000
    and Secretary



     Michael T. Fearnow has been an independent securities consultant to small to medium-sized growth companies in the field of investment banking transactions, financial and broker relations, and publicly underwritten securities since 1987. Mr. Fearnow obtained a B.S. in Business Administration from the University of Kansas in 1967. He began his investment banking career as an account executive with Merrill Lynch in 1972 and by 1978 had become a Senior Account Executive and Product Manager for new issues underwriting. In 1978, Mr. Fearnow was a co-founder of Porcari, Fearnow & Associates, Inc., a full service NASD broker-dealer, Houston, Texas. He served as chairman from 1978 to 1987 and structured and participated in financing many private placements, public underwritings, venture capital transactions and tax-sheltered investments and specialized in areas of financial planning and due diligence.

COMPENSATION  OF  DIRECTORS  AND  OFFICERS

     Michael T. Fearnow, the sole officer and director of the Company is receiving no present compensation for his services for the Company. No compensation is proposed to be paid to any officer or director of the Company prior to the termination of the offering. After the offering, Mr. Fearnow shall continue as the sole director of the Company as the survivor of the Merger. There are no present plans, arrangements, or understandings concerning any change in compensation for him after the termination of the offering either directly or indirectly.


     The following sets forth remuneration of Michael T. Fearnow, President and sole officer and director of the Company.


                    SECURITIES
NAME OF INDIVIDUAL  UNDERLYING
        OR GROUP     CAPACITY     YEAR     SALARY   STOCK OPTIONS
------------------  ----------  ---------  -------  -------------
Michael T. Fearnow  President   1995-1999  $  0.00              0



STOCK  INCENTIVE  PLAN

     Michael T. Fearnow as sole director of the Company has approved and adopted by written consent, a stock incentive plan. The purpose of the Stock Incentive Plan is to provide deferred stock incentives to certain key employees and directors of the Company who contribute significantly to the long-term performance and growth of the Company. The following description of the Stock Incentive Plan is qualified by the Stock Incentive Plan itself.

GENERAL  PROVISIONS  OF  THE  STOCK  INCENTIVE  PLAN.

     The Stock Incentive Plan is presently administered solely by Mr. Fearnow. After termination of the offering, it will be administered by the Board or a committee of the Board duly authorized and given authority by the Board to administer the Stock Incentive Plan (the Board or such designated Committee as administrator of the Stock Incentive Plan shall be hereinafter referred to as the "Board"). The Board will have exclusive authority to administer the Stock Incentive Plan including without limitation, to select the employees to be granted awards under the Stock Incentive Plan, to determine the type, size and terms of the awards to be made, to determine the time when awards will be granted, and to prescribe the form of instruments evidencing awards made under the Stock Incentive Plan. The Board will be authorized to establish, amend and rescind any rules and regulations relating to the Stock Incentive Plan as may be necessary for efficient administration of the Stock Incentive Plan. Any Board action will require a majority vote of the members of the Board.

     Three types of awards are available under the Stock Incentive Plan: (i) nonqualified stock options or incentive stock, (ii) stock appreciation rights, and (iii) restricted stock. An aggregate of 1,000,000 shares of Common Stock may be issued pursuant to the Stock Incentive Plan, subject to adjustment to prevent dilution due to merger, consolidation, stock split or other recapitalization of the Company.

     The Stock Incentive Plan will not affect the right or power of the Company or its stockholders to make or authorize any major corporate transaction such as a merger, dissolution or sale of assets. If the Company is dissolved, liquidated or merged out of existence, each participant will be entitled to a benefit as though he became fully vested in all previous awards to him immediately prior to or concurrently with such dissolution, liquidation or merger. The Board may provide that an option or stock appreciation right will be fully exercisable, or that a share of restricted stock will be free of such restriction upon a change in control of the Company.

     The Stock Incentive Plan may be amended at any time and from time to time by the Board but no amendment which increases the aggregate number of shares of Common Stock that may be issued pursuant to the Stock Incentive Plan will be effective unless it is approved by the stockholders of the Company. The Stock Incentive Plan will terminate upon the earlier of the adoption of a resolution by the Board terminating the Stock Incentive Plan, or ten years from the date of the Stock Incentive Plan's approval by Michael T. Fearnow as sole director December 1, 1997.

STOCK  OPTIONS  AND  STOCK  APPRECIATION  RIGHTS

     Stock options are rights to purchase shares of Common Stock. Stock appreciation rights are rights to receive, without payment to the Company, cash and/or shares of Common Stock in lieu of the purchase of shares of Common Stock under the stock option to which the stock appreciation right is attached. The Board may grant stock options in its discretion under the Stock Incentive Plan. The option price shall be determined by the Board at the time the option is granted and shall not be less than the par value of such shares.

     The Board will determine the number of shares of Common Stock to be subject to any option awarded. The option will not be transferable by the recipient except by the laws of descent and distribution. The option period and date of exercise will be determined by the Board and may not exceed ten years. The option of any person who dies may be exercised by his executors, administrators, heirs or distributors if done so within one year after the date of that person's death with respect to any Common Stock as to which the decedent could have exercised the option at the time of this death. Upon exercise of an option, the participant may pay for Common Stock so acquired in cash, with Common Stock (the value of which will be the fair market value at the date of exercise), in a combination of both cash and Common Stock, or, in the discretion of the Board, by promissory note. For purposes of determining the amount, if any, of the purchase price satisfied by payment with Common Stock, fair market value is the mean between the highest and lowest sales price per share of Common Stock on a given day on the principal exchange upon which the stock trades or some other quotation source designated by the Board.

     The Board may, in its discretion, attach a stock appreciation right to an option awarded under the Stock Incentive Plan. A stock appreciation right is exercisable only to the extent that the option to which it is attached is exercisable. A stock appreciation right entitles the optionee to receive a payment equal to the appreciated value of each share of Common Stock under option in lieu of exercising the option to which the right is attached. The appreciated value is the amount by which the fair market value of a share of Common Stock exceeds the option exercise price for that share of Common Stock. A holder of a stock appreciation right may receive cash, Common Stock or a combination of both upon surrendering to the Company the unexercised option to which the stock appreciation right is attached. The Company must elect its method of payment within fifteen business days after the receipt of written notice of an intention to exercise the stock appreciation right.

     Any person granted an incentive stock option under the Stock Incentive Plan who makes a disposition, within the meaning of ss. 425(c) of the Internal Revenue Code of 1986, as amended ("Code"), and the regulations promulgated thereunder, of any shares of Common Stock issued to him pursuant to his exercise of an option within two years from the date of the granting of such option or within one year after the date any shares are transferred to him pursuant to the exercise of the incentive stock option must within ten days of the disposition notify the Company and immediately deliver to the Company any amount of federal income tax withholding required by law.

     A person to whom a stock option or stock appreciation right is awarded will have no rights as a stockholder with respect to any shares of Common Stock issuable pursuant to the stock option or stock appreciation rights until actual issuance of a stock certificate for Common Stock.

RESTRICTED  STOCK

     The Board may in its discretion award Common Stock that is subject to certain restrictions on transferability. This restricted stock issued pursuant to the Stock Incentive Plan may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by the laws of descent and distribution, for a period of time as determined by the Board, from the date on which the award is granted. The Company will have the option to repurchase the shares of restricted Common Stock at such price as the Board shall have fixed, in its sole discretion, when the award was made, which option will be exercisable at such times and upon the occurrence of such events as the Board shall establish when the restricted stock award is granted. The Company may also exercise its option to repurchase the restricted Common Stock if prior to the expiration of the restricted period, the participant has not paid to the Company amounts required to be withhold pursuant to federal, state or local income tax laws, Certificates for restricted stock will bear an appropriate legend referring to the restrictions. A holder of restricted stock may exercise all rights of ownership incident to such stock including the right to vote and receive dividends, subject to any limitations the Board may impose.

TAX  INFORMATION

     A recipient of an incentive stock option or a non-qualified stock option will not recognize income at the time of the grant of the option. On the exercise of a non-qualified stock option, the amount by which the fair market value of Common Stock on the date of exercise exceeds the option price will generally be taxable to the holder as ordinary income, and will be deductible for tax purposes by the Company. The disposition of Common Stock acquired upon exercise of a non-qualified option will ordinarily result in capital gain or loss. In the case of officers who are subject to the restrictions of Section
16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the date for measuring the amount of ordinary income to be recognized upon the exercise of a non-qualified stock option will generally be six months after exercise rather than the date of exercise.

     On the exercise of an option that qualifies as an "incentive stock option" within the meaning of the Code, the holder will not recognize any income and the Company will not be entitled to a deduction for tax purposes. However, the difference between the exercise price and the fair market value of Common Stock received on the date of the exercise will be treated as an "item of tax preference" to the holder that may be subject to the alternative minimum tax. The disposition of Common Stock acquired upon exercise of an incentive stock option will ordinarily result in capital gain or loss, however if the holder disposes of Common Stock acquired upon the exercise of an incentive stock option within two years after the date of grant or one year after the date of exercise (a "disqualifying disposition"), the holder will recognize ordinary income, and the Company will be entitled to a deduction for tax purposes in the amount of the excess of the fair market value of the shares of Common Stock on the date the option was exercised over the option price (or, in certain circumstances, the gain on sale, if less). Otherwise, the Company will not be entitled to any deduction for tax purposes upon disposition of such Common Stock. Any excess of the amount realized by the holder on the disqualifying disposition over the fair market of Common Stock on the date of exercise of the option will be capital gain.

     If an incentive option is exercised through the use of Common Stock previously owned by the holder, such exercise generally will not be considered a taxable disposition of the previously owned Common Stock and thus no gain or loss will be recognized with respect to such Common Stock upon exercise. However, if the previously owned Common Stock was acquired by the exercise of an incentive stock option or other tax qualified stock option and the holding period requirements for Common Stock were not satisfied at the time the previously owned Common Stock was used to exercise the incentive option, such use would constitute a disqualifying disposition of such previously owned Common Stock resulting in the recognition of ordinary income (but, under proposed Treasury regulations, not any additional gain in capital gain) in the amount described above.

     The amount of any cash or the fair market value of any Common Stock received upon the exercise of stock appreciation rights under the Stock Incentive Plan will be subject to ordinary income tax in the year of receipt and the Company will be entitled to a deduction for such amount. However, if the holder receives Common Stock upon the exercise of stock appreciation rights and is then subject to the restrictions of Section 16(b) of the Exchange Act; unless the holder elects otherwise, the amount of Ordinary income and deduction will be measured at the time such restrictions lapse.

     Generally, a grant of restricted stock under the Stock Incentive Plan will not result in taxable income to the employee or deduction to the Company in the year of the grant. The value of Common Stock will be taxable to the employee and compensation income in the years in which the restrictions on Common Stock lapse. Such value will be the fair market value of Common Stock on the dates the restrictions terminate, less any amount the recipient may have paid for Common Stock at the time of the issuance. An employee, however, may elect to treat the fair market value of Common Stock on the date of such grant (less restricted stock, provided the employee makes the election within thirty days after the date of the grant. If such an election is made and the employee later forfeits Common Stock to the Company, the employee will not be allowed to deduct at a later date the amount he had earlier included as compensation income. In any case, the Company will receive a deduction corresponding in amount and time to the amount of compensation included in the employee's income in the year in which that amount is so included.

     As of the date of this Prospectus, no incentive stock options have been granted under the Stock Incentive Plan.

LIMITATIONS  OF  LIABILITY  AND  INDEMNIFICATION  OF  DIRECTORS

     The certificate of incorporation provides that directors will not be personally liable to the Company or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for breaches of the duty of loyalty to the Company or its stockholders, (ii) for any acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL relating to unlawful dividends, or (iv) transactions involving an improper personal benefit. Moreover, if Delaware law were to change in the future to permit the further elimination or limitation the personal liability of directors, the liability of a director of the Company would be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. The certificate of incorporation and the Bylaws of the Company also contain provisions to indemnify the directors, officers, employees or other agents to the fullest extent permitted by the DGCL. These provisions may have the practical effect in certain cases of eliminating the ability of stockholders to collect monetary damages from directors.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.


                     CERTAIN TRANSACTION CERTAIN TRANSACTION

     The following is a description of any transaction during the last two years, or proposed transactions, to which the Company was or is to be a party, in which any officer, director or principal shareholder had or is to have a direct or indirect material interest. The only person to whom such transactions have occurred are Michael T. Fearnow.

     Pursuant to an understanding between Focus-Tech and the Company, Focus-Tech provided such general and administrative services, including the cost of the use of office space, personnel, facilities and equipment, as required for the Company's business in exchange for a general and administrative services fee of $4,000 per month for the seven month period ending December 31, 1996. The Company shared a portion of approximately 3,000 square feet of office space in premises occupied by Focus-Tech and Financial Broker Relations, Ltd. ("FPR") at 770 South Post Oak Lane, Suite 515, Houston, Texas 77056. Mr. Fearnow estimates that Flex Financial's expenses would have been approximately $6,000 a month on a stand alone basis.

     Until the closing of the Offering, Focus-Tech, a company controlled by Michael T. Fearnow, will continue to provide space and services from its offices at 179 Ruskin Drive East, Houston, Texas 77356 without charge to the Company. Upon closing of the Offering Focus-Tech has agreed to provide to the Company such general and administrative services, which will include the cost of the use of office space, personnel, facilities and equipment, as may be required for the Company's business use on a monthly basis for a fee of $4,000 per month and to make this space available as long as required for the use of the Company. The Company believes that such space and services will be adequate for the business of the Company into the foreseeable future. Focus-Tech has agreed that its fee for providing such services shall be paid only out of 15% of net proceeds of the Offering in excess of $200,000, and thereafter agrees to accrue the monthly fee for payment solely out of the fees, interest earned and earnings generated through the Company's business.


                  PRINCIPAL STOCKHOLDERS PRINCIPAL STOCKHOLDERS

     American NorTel owns and will continue to own 20,000 Common Shares representing 17.5% of the total outstanding Common Shares, until consummation of the Distribution. Because all of the Common Stock held by American NorTel will be distributed to its shareholders in connection with the Distribution, the number of Common Shares shown below to be owned beneficially by certain beneficial owners holding more than five percent of the issued and outstanding Common Shares will depend upon the number of shares of American NorTel common stock held by such persons at the time of Distribution. The tables assumes that
(i) each of the executive officers of the Company own no shares of American NorTel common stock and (ii) no American NorTel stockholder (holdings to include, if applicable, shares underlying options to acquire American NorTel common stock exercisable within 60 days of such date) would own five percent of the issued and outstanding Common Shares immediately after the Distribution and prior to sale of any Units. The tables also assume that there is no material change in the number of shares owned by each stockholder of American NorTel.

SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT


     The  following  table  sets  forth  as  of  a  date  of  this  Prospectus  and  subsequent to the
Distribution,  those persons who beneficially own more than five percent of the issued and outstanding
Common  Shares and the number of Shares beneficially owned by each director and executive officer, and all  directors  and  executive  officers  as  a  group.


                                       PERCENTAGE OF SHARES OUTSTANDING(1)
                                       -----------------------------------
NAME AND ADDRESS OF                                  NUMBER                  BEFORE    AFTER OFFERING
                                                                                       ---------------
    BENEFICIAL OWNER                                OF SHARES               OFFERING       MAXIMUM
-------------------------------------  -----------------------------------  ---------
Focus-Tech Investments, Inc.(1)(2). .                            60,000(1)      18.1%             7.2%
179 Ruskin Drive East
Montgomery, Texas  77356

Ruth Shepley (1)(2)(3). . . . . . . .                            40,000(1)      12.1%             4.8%
7617 Del Monte
Houston, Texas  77063

Lighthouse Communications Inc. (1)(3)                            40,000(1)      12.1%             4.8%
43 Bluewater Drive
Eureka Springs, Arkansas  72632

Bridge Lenders(1)
  Dr. S.S. Dhother. . . . . . . . . .                            41,665(1)      12.3%             4.9%
  4134 W. North Hampton Place
  Houston, Texas 77098

  Dave Lennox . . . . . . . . . . . .                            41,665(1)      12.3%             4.9%
  7311 Bellerive, No. 148
  Houston, Texas 77036

Michael T. Fearnow(4) . . . . . . . .                              60,000       18.1%             7.2%
179 Ruskin Drive East
Montgomery, Texas  77356

OFFICERS AND DIRECTORS AS A GROUP . .                           60,000 (5)      18.1%             7.2%
   (ONE PERSON)


__________________________________

(1) Includes Common Shares issuable in connection with options or warrants exercisable within 60 days of this Prospectus. Does not include shares issuable as a part of the Units offered hereby.

(2) Includes 30,000 Common Shares owned of record by Focus-Tech Investments, Inc., and 30,000 Shares issuable upon exercise of Class A Options. The beneficial owner is Michael T. Fearnow.

(3) Includes 20,000 Common Shares owned beneficially and of record, and 20,000 Common Shares issuable upon exercise of Class A Options.

(4) Includes Common Shares issuable in connection with options or warrants exercisable within 60 days of this Prospectus , includes 30,000 Common Shares owned of record by Focus-Tech Investments, Inc. and 30,000 Common Shares issuable upon exercise of Class A Options.

PARENTS

     No shareholder of American NorTel owns sufficient stock to exercise control over the Company through stock ownership.

     The parent of the Company is Michael T. Fearnow, its sole director. No shareholder of the Company owns sufficient stock to exercise control through stock ownership.


               DESCRIPTION OF SECURITIES DESCRIPTION OF SECURITIES

     The Company is authorized to issue 10,000,000 Common Shares, $0.001 par value, and 10,000,000 shares of preferred stock. The presently outstanding Common Shares are fully paid and nonassessable. No shares of preferred stock are issued and outstanding.

UNITS

     The Units offered hereby consist of one Common Share two redeemable Class B common stock purchase warrants ("Class B Warrants") and two redeemable Class C common stock purchase warrants ("Class C Warrants"). Each of the Class B Warrants entitles the holder older, upon exercise, to purchase one Common Share at a price $6.25 per share. Each of the Class C Warrants entitles the holder, upon exercise, to purchase one Common Share at a price of $10.00 per share. The Class B and the Class C Warrants are immediately detachable and are eligible for separate trading if a market for the Warrants develops. The Class B and Class C Warrants are exercisable immediately and will continue to be exercisable until December 31, 2003.

COMMON  STOCK

     The authorized Common Stock consists of 10,000,000 shares, $.001 par value, of which 114,000 shares were issued and outstanding as of the date of this Prospectus. The holders of Common Stock are entitled to one vote per share on the election of directors and on all other matters submitted to a vote of stockholders. Common Shares do not have preemptive rights or cumulative voting rights. The certificate of incorporation provides that the Board of directors shall be divided into three classes, as nearly equal in number as possible, and that at each annual meeting of stockholders all of the directors of one class shall be elected for a three-year term. The affirmative vote of not less than 75% of the outstanding Common Shares is required to approve a merger or consolidation, a transfer of substantially all the assets, certain issuances and transfers of the Company's securities to other entities or a dissolution of the Company, unless the Board has approved the transaction. Additionally, certain business combinations involving the Company and any holder of 15% or more of the Company's outstanding voting stock must be approved by at least 66.67% of such voting stock, exclusive of the stock owned by the 15% stockholders, unless approved by a majority of the directors not affiliated with such holder or certain price and procedural requirements are met. These provisions, together with the authorization to issue preferred stock on terms designated by Michael
T. Fearnow as sole director, described above, could be used as anti-takeover devices.

     Holders of Common Shares are entitled to receive dividends ratably when, as and if declared by Mr. Fearnow as sole director, and upon liquidation are entitled to share ratably in the Company's net assets. Payment of dividends on the Common Stock may become subject to restrictions contained in any agreement in connection with the future issuance of Preferred Stock and to prior payment of dividends on future issuances of Preferred Stock. See " - Preferred Stock." The decision to pay dividends is subject to such other financial considerations as Mr. Fearnow as sole director of the Company may deem relevant. No assurance can be given as to the timing or amount of any dividend that the Company may declare on the Common Stock.

     The By-Laws provide that, subject to certain limitations discussed below, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting. The Company's By-Laws also provide that a stockholder must give written notice of such stockholder's intent to make such nomination or nominations, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than (i) with respect to an election to be held at an Annual Meeting of Stockholders, 90 days prior to the anniversary date of the date of the immediately preceding Annual Meeting, and (ii) with respect to an election to be held at a Special Meeting of Stockholders for the election of directors, the close of business on the tenth day following the date on which a written statement setting forth the date of such meeting is first mailed to stockholders provided that such statement is mailed no earlier than 120 days prior to the date of such meeting. Notwithstanding the foregoing, if an existing director is not standing for re-election to a directorship which is the subject of an election at such meeting or if a vacancy exists as to a directorship which is the subject of an election, whether as a result of resignation, death, an increase in the number of directors, or otherwise, then a stockholder may make a nomination with respect to such directorship at any time not later than the close of business on the tenth day following the date on which a written statement setting forth the fact that such directorship is to be elected and the name of the nominee proposed by Michael T. Fearnow as sole director is first mailed to stockholders. Each notice of a nomination from a stockholder shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the Exchange Act and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations); and (e) the consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

REDEEMABLE  COMMON  STOCK  PURCHASE  WARRANTS  AND  OPTIONS

     Class  A  Common  Stock  Purchase  Options.  In September 1995, the Company
     ------------------------------------------
authorized the issuance of 80,000 Class A Common Stock Purchase Options ("Class A Options") in connection with a private placement of 80,000 shares of common stock to its founding shareholders. As of the date of this Prospectus, all of such Class A Options continue to be owned by the original subscribers and are outstanding. The Class A Options are currently exercisable and will terminate on December 31, 2003, and may be exercised at a price of $.50 per share.

     Pursuant to this Prospectus, the Company is offering (as part of the Units) 260,666 Class B Redeemable Common Stock Purchase Warrants ("Class B Warrants") and 260,666 Class C Redeemable Common Stock Purchase Warrants ("Class C Warrants").

     Class  B  Warrants.  The  Class B Warrants are being issued under a Warrant
     ------------------
Agreement dated November 15, 1995 between the Company and the Warrant Agent. Each Class B Warrant will be exercisable immediately upon its acquisition and until January 1, 2003, at an exercise price of $6.25 per Warrant, and shall entitle the holder thereof to receive one Common Share for each Class B Warrant exercised. Fractional shares of Stock will not be required to be issued upon exercise of the Class B Warrants. A Class B Warrant may be exercised by surrendering a Class B Warrant certificate with an executed form of election to purchase shares attached to the certificate, and paying to the Company the full exercise price for the B Warrants being exercised. Holders of Class B Warrants will not be entitled (by virtue of being Class B Warrant holders) to receive dividends, vote, receive notices of shareholders' meetings or otherwise have any rights of shareholders of the Company.

     The Class B Warrants are redeemable commencing six months after the effective date of the Offering, at the option of the Company, at a price of $0.05 per Class B Warrant at any time, upon not less than 30 days prior written notice, provided that there is a public trading market for the Common Stock and that the reported high bid price of the Common Stock equals or exceeds $7.50 per share for the 20 consecutive trading days immediately prior to the date of the notice of redemption to warrant holders.

     The exercise price, number and kind of shares of Common Stock to be obtained by the exercise of the Class B Warrants is subject to adjustment in the event of a split of the Common Stock or in the event of the reorganization or recapitalization of the Company or of the merger or consolidation of the Company.

     The Company has reserved from the authorized and unissued Common Shares a sufficient number of Common Shares for issuance upon the exercise of the Class B Warrants.

     Class  C  Warrants.  The  Class C Warrants are being issued under a Warrant
     ------------------
Agreement dated November 15, 1995, between the Company and Warrant Agent. Class C Warrant will be exercisable immediately upon its acquisition and until December 31, 2003, at an exercise price of $10.00 per Warrant, and shall entitle the holder thereof to receive one (1) Common Share for each Class C Warrant exercised. Fractional shares of stock will not be required to be issued upon exercise of the Class C Warrants. A Class C Warrant may be exercised by surrendering a Class C Warrant certificate with an executed form of election to purchase shares attached to the certificate, and paying to the Company the full exercise price for the Class C Warrants being exercised. Holders of Class C Warrants will not be entitled (by virtue of being Class C Warrant holders) to receive dividends, vote, receive notices of shareholders' meetings or otherwise have any rights of shareholders of the Company.

     The Class C Warrants are redeemable, at the option of the Company, at a price of $0.05 per Class C Warrant at any time commencing six months after the effective date of the Offering, upon not less than 30 days prior written notice, provided that there is a public trading market for the Common Shares and that the reported high bid price of the Common Shares equals or exceeds $12.00 per share for the 20 consecutive trading days immediately prior to the date of the notice of redemption to warrantholders.

     The exercise price, number and kind of Common Shares to be obtained by the exercise of the Class C Warrants is subject to adjustment in the event of a split of the common stock of the Company or in the event of the reorganization or recapitalization of the Company or of the merger or consolidation of the Company. As of the date of this Prospectus 28,000 Class C Warrants are outstanding.

     The Company has reserved from the authorized and unissued Common Shares a sufficient number of Common Shares issuance upon the exercise of the Class C Warrants.

GENERAL

     The Warrants may be exercised upon surrender of the certificate or certificates therefor on or prior to the expiration or the redemption date (as explained above) at the offices of the Company's warrant agent (the "Warrant Agent") with the Subscription Form on the reverse side of the certificate or certificates completed and executed as indicated, accompanied by payment (in the form of a certified or cashier's check payable to the order of the Company) of the full exercise price for the number of Warrants being exercised.

     The Warrants contain provisions but protect the holders thereof against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events, including issuances of Common Stock (or securities convertible, exchangeable or exercisable into Common Stock) at less than market value, stock dividends, stock splits, mergers, sale of substantially all of the Company's assets, and for other extraordinary events; provided, however, that no such adjustment shall be made upon, among other things, (i) the issuance of exercise of options or other securities under the Stock Option Plan or other employee benefit plans or (ii) the sale or exercise of outstanding options or warrants or the Warrants offered hereby.

     The Company is not required to issue fractional shares of Common Stock, and in lieu thereof will make a cash payment based upon the current market value of such fractional shares. The holder of the Warrants will not possess any rights as a shareholder of the Company unless and until he exercises the Warrants.

     Upon notice to the Warrantholders, the Company has the right to reduce the exercise or extend the expiration date of the Warrants.

CURRENT PROSPECTUS AND STATE "BLUE - SKY" REGISTRATION REQUIRED TO EXERCISE WARRANTS

     The Warrants included in the Units offered hereby will be immediately detachable and separately tradable. Although the Units will not knowingly be sold to purchasers in jurisdictions in which the Units are not registered or otherwise qualified for sale, purchasers who reside in or move to jurisdictions in which the shares underlying the Warrants are not so registered or qualified during the period that the Warrants are exercisable may buy Units (or the Warrants included therein) in the aftermarket. In this event, the Company would be unable to issue shares to those persons desiring to exercise their Warrants unless and until the underlying shares could be registered or qualified for sale in the jurisdictions in which such purchasers reside, or unless an exemption from such qualification exists in such jurisdictions. No assurance can be given that the Company will be able to effect any such required registration or qualification.

     Additionally, purchasers of the Units will be able to exercise the Warrants included therein only if a current prospectus relating to the shares underlying the Warrants is then in effect under the Securities Act and such securities are qualified for sale or exempt from qualification under the applicable securities or "blue sky" laws of the states in which the various holders of the Warrants then reside. Although the Company has undertaken to the use reasonable efforts to maintain the effectiveness of the a current prospectus covering the securities underlying the Warrants, no assurance can be given that the Company will be able to do so. The value of the Warrants may be greatly reduced if a current prospectus covering the shares issuable upon the exercise of the Warrants is not kept effective or if such shares are not qualified or exempt from qualification in the states in which the holders of the Warrants then reside.

PURCHASE  OPTIONS

     In connection with an IPO Bridge Loan, Flex Financial issued $50,000 principal amount of 10% subordinated notes ("Notes") and 16,333 Unit Purchase Options ("Option Units"). The Option Units entitle the holders to purchase, for $.50 each, Units each consisting of one share of common stock, two Class B Warrants and two Class C Warrants.

PREFERRED  STOCK

     Michael T. Fearnow as sole director of the Company is authorized by the certificate of incorporation, without any action on the part of stockholders, to issue preferred stock in one or more series, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designations, preferences, limitations, descriptions and terms thereof, including the extent, if any, to which the holders of the shares of any such series will be entitled to vote as a class or otherwise with respect to the election of directors or otherwise, all as shall, to the extent permitted under the laws of the State of Delaware, be determined by Michael T. Fearnow as sole director of the Company. Thus, Mr. Fearnow, as sole director, may authorize the issuance of preferred stock which could make it more difficult for another company to effect certain business combinations with the Company.

DEFENSES  AGAINST  HOSTILE  TAKEOVERS

     Introduction.  While  the  following discussion summarizes the reasons for,
     ------------
and the operation and effects of, certain provisions of the certificate of incorporation which Mr. Fearnow has identified as potentially having an anti-takeover effect, it is not intended to be a complete description of all potential anti-takeover effects, and it is qualified in its entirety by reference to the Certificate of incorporation and By-Laws, copies of which are available from the Company, which should be reviewed for more detailed information.

     In general, the anti-takeover provisions in Delaware law and the certificate of incorporation are designed to minimize the Company's susceptibility to sudden acquisitions of control which have not been negotiated with and approved by the Board. As a result, these provisions may tend to make it more difficult to remove the incumbent members of the board of directors. The provisions would not prohibit an acquisition of control of the Company or a tender offer for all of the Company's capital stock. The provisions are designed to discourage any tender offer or other attempt to gain control of the Company in a transaction that is not approved by Michael T. Fearnow as sole director, by making it more difficult for a person or group to obtain control of the Company in a short time and then impose its will on the remaining stockholders. However, to the extent these provisions successfully discourage the acquisition of control of the Company or tender offers for all or part of the Company's capital stock without approval of Michael T. Fearnow as sole director, they may have the effect of preventing an acquisition or tender offer which might be viewed by stockholders to be in their best interests.

     Tender offers or other non-open market acquisitions of stock are usually made at prices above the prevailing market price of a company's stock. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels which are higher than would otherwise be the case. Anti-takeover provisions may discourage such purchases, particularly those of less than all of the company's stock, and may thereby deprive stockholders of an opportunity to sell their stock at a temporarily higher price. These provisions may therefore decrease the likelihood that a tender offer will be made, and, if made, will be successful. As a result, the provisions may adversely affect those stockholders who would desire to participate in a tender offer. These provisions may also serve to insulate incumbent Mr. Fearnow from change and to discourage not only sudden or hostile takeover attempts, but any attempts to acquire control which are not approved by Michael T. Fearnow as sole director, whether or not stockholders deem such transactions to be in their best interests.

AUTHORIZED  SHARES  OF  CAPITAL  STOCK

     The certificate of incorporation authorizes the issuance of up to 10 million shares of serial preferred stock. Shares of the Company's serial preferred stock with voting rights could be issued and would then represent an additional class of stock required to approve any proposed acquisition. This preferred stock, together with authorized but unissued shares of Common Stock (the certificate of incorporation authorizes the issuance of up to 10 million shares), could represent additional capital stock required to be purchased by an acquiror. Issuance of such additional shares may dilute the voting interest of the Company's stockholders. If Michael T. Fearnow as sole director of the Company determined to issue an additional class of voting preferred stock to a person opposed to a proposed acquisition, such person might be able to prevent the acquisition single-handedly.

STOCKHOLDER  MEETINGS

     Delaware law provides that the annual stockholder meeting may be called by a corporation's board of directors or by such person or persons as may be authorized by a corporation's certificate of incorporation or by-laws. The certificate of incorporation provides that annual stockholder meetings may be called only by the Board or a duly designated committee of the Board. Although the Company believes that this provision will discourage stockholder attempts to disrupt the business of the Company between annual meetings, its effect may be to deter hostile takeovers by making it more difficult for a person or entity to obtain immediate control of the Company between one annual meeting as a forum to address certain other matters and discourage takeovers which are desired by the stockholders. The certificate of incorporation also provides that stockholder action may be taken only at a special or annual stockholder meeting and not by written consent.

CLASSIFIED  BOARD  OF  DIRECTORS  AND  REMOVAL  OF  DIRECTORS

     The certificate of incorporation provides that the Board is to be divided into three classes which shall be as nearly equal in number as possible. The directors in each class serve for terms of three years, with the terms of one class expiring each year. Each class currently consists of approximately one-third of the number of directors. Each director will serve until his successor is elected and qualified.

     A classified board of directors could make it more difficult for stockholders, including those holding a majority of the Company's outstanding stock, to force an immediate change in the composition of a majority of the board of directors. Since the terms of only one-third of the incumbent directors expire each year, it requires at least two annual elections for the stockholders to change a majority, whereas a majority of a non-classified Board may be changed in one year. In the absence of the provisions of the certificate of incorporation classifying the Board, all of the directors would be elected each year. The provision for a staggered board of directors affects every election of directors and is not triggered by the occurrence of a particular event such as a hostile takeover. Thus a staggered board of directors makes it more difficult for stockholders to change the majority of directors even when the reason for the change would be unrelated to a takeover.

     The certificate of incorporation provides that a director may not be removed except for cause by the affirmative vote of the holders of 75% of the outstanding shares of capital stock entitled to vote at an election of directors. This provision may, under certain circumstances, impede the removal of a director and thus preclude the acquisition of control of the Company through the removal of existing directors and the election of nominees to fill in the newly created vacancies. The supermajority vote requirement would make it difficult for the stockholders of the Company to remove directors, even if the stockholders believe such removal would be beneficial.

RESTRICTION OF MAXIMUM NUMBER OF DIRECTORS AND FILLING VACANCIES ON THE BOARD OF DIRECTORS

     Delaware law requires that the board of directors of a corporation consist of one or more members and that the number of directors shall be set by the corporation's By-Laws, unless it is set by the corporation's certificate of incorporation. The certificate of incorporation provides that the number of directors (exclusive of directors, if any, to be elected by the holders of preferred stock) shall not be less than five or more than 15, as shall be provided from time to time in accordance with the Company By-Laws. The power to determine the number of directors within these numerical limitations and the power to fill vacancies, whether occurring by reason of an increase in the number of directors or by resignation, is vested in the Company's board of directors. The overall effect of such provisions may be to prevent a person or entity from quickly acquiring control of the Company through an increase in the number of the Company's directors and election of nominees to fill the newly created vacancies and thus allow existing Mr. Fearnow to continue in office.

STOCKHOLDER  VOTE REQUIRED TO APPROVE BUSINESS COMBINATIONS WITH RELATED PERSONS

     The certificate of incorporation generally requires the approval of the holders of 75% of the Company's outstanding voting stock (and any class or series entitled to vote separately), and a majority of the outstanding stock not beneficially owned by a related person (as defined) (up to a maximum requirement of 85% of the outstanding voting stock), to approve business combinations (as defined) involving the related person, except in cases where the business combination has been approved in advance by two-thirds of those members of the Board who were directors prior to the time when the related person became a related person. Under Delaware law, absent these provisions, business combinations generally, including mergers, consolidations and sales of substantially all of the assets of the Company must, subject to certain exceptions, be approved by the vote of the holders of a majority of the Company's outstanding voting stock. One exception under Delaware law to the majority approval requirement applies to business combinations (as defined)
involving stockholders owning 15% of the outstanding voting stock of a corporation for less than three years. In order to obtain stockholder approval of a business combination with such a related person, the holders of two-thirds of the outstanding voting stock, excluding the stock owned by the 15% stockholder, must approve the transaction. Alternatively, the 15% stockholder must satisfy other requirements under Delaware law relating to (i) the percentage of stock acquired by such person in the transaction which resulted in such person's ownership becoming subject to the law, or (ii) approval of the board of directors of such person's acquisition of the stock of the Delaware corporation. Delaware law does not contain price criteria. The supermajority stockholder vote requirements under the certificate of incorporation and Delaware law may have the effect of foreclosing mergers and other business combinations which the holders of a majority of the Company's stock deem desirable and place the power to prevent such a transaction in the hands of a minority of the Company's stockholders.

     Under Delaware law, there is no cumulative voting by stockholders for the election of the Company's directors. The absence of cumulative voting rights effectively means that the holders of a majority of the stock voted at a stockholder meeting may, if they so choose, elect all directors of the Company, thus precluding a small group of stockholders from controlling the election of one or more representatives to the Company's board of directors.

ADVANCE NOTICE REQUIREMENTS FOR NOMINATION OF DIRECTORS AND PROPOSAL OF NEW BUSINESS AT ANNUAL STOCKHOLDER MEETINGS

     The certificate of incorporation generally provides that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a stockholder meeting must submit written notice not less than 30 or more than 60 days in advance of the meeting. This advance notice requirement may give Mr. Fearnow time to solicit its own proxies in an attempt to defeat any dissident slate of nominations, should Mr. Fearnow determine that doing so is in the best interests of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give Mr. Fearnow time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted. In certain instances, such provisions could make it more difficult to oppose Mr. Fearnow's nominees or proposals, even if the stockholders believe such nominees or proposals are in their interests. Making the period for nomination of directors and introducing new business a period not less than 10 days prior to notice of a stockholder meeting may tend to discourage persons from bringing up matters disclosed in the proxy materials furnished by the Company and could inhibit the ability of stockholders to bring up new business in response to recent developments.

LIMITATIONS  ON  ACQUISITIONS  OF  CAPITAL  STOCK

     The certificate of incorporation generally provides that if any person were to acquire beneficial ownership of more than 20% of any class of the Company's outstanding Common Stock, each vote in excess of 20% would be reduced to one-hundredth of a vote, with the reduction allocated proportionately among the record holders of the stock beneficially owned by the acquiring person. The limitation on voting rights of shares beneficially owned in excess of 20% of the Company's outstanding Common Stock, would discourage stockholders from acquiring a substantial percentage of the Company's stock in the open market, without disclosing their intentions, prior to approaching Mr. Fearnow to negotiate an acquisition of the Company's remaining stock. The effect of these provisions is to require amendment of the certificate of incorporation, which requires Board approval, before a stockholder can acquire a large block of the Company's Common Stock. As a result, these provisions may deter takeovers by potential acquirors who would have acquired a large holding before making an offer for the remaining stock, even though the eventual takeover offer might have been on terms favorable to the remaining stockholders.

SUPERMAJORITY VOTING REQUIREMENT FOR AMENDMENT OF CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION

     The certificate of incorporation provides that specified provisions contained in the certificate of incorporation may not be repealed or amended except upon the affirmative vote of the holders of not less than seventy-five percent of the outstanding stock entitled to vote. This requirement exceeds the majority vote that would otherwise be required by Delaware law for the repeal or amendment of the certificate of incorporation. Specific provisions subject to the supermajority vote requirement are (i) Article X, governing the calling of stockholder meetings and the requirement that stockholder action be taken only at annual or special meetings, (ii) Article XI, requiring written notice to the Company of nominations for the election of directors and new business proposals,
(iii)  Article  XII,  governing the number and terms of the Company's directors,
(iv) Article XIII, governing the removal of directors, (v) Article XIV, limiting acquisitions of 20% or more of the Company's stock, (vi) Article XV, governing approval of business combinations involving related persons, (vii) Article XVI, relating to the consideration of various factors in the evaluation of business combinations, (viii) Article XVII, providing for indemnification of directors, officers, employees and agents, (ix) Article XVIII, limiting directors' liability, and (x) Articles XIX and XX, governing the required stockholder vote for amending the By-Laws and certificate of incorporation, respectively.
Article XX is intended to prevent the holders of less than 75% of the Company's outstanding voting stock from circumventing any of the foregoing provisions by amending the certificate of incorporation to delete or modify one of such provisions. This provision would enable the holders of more than 25% of the Company's voting stock to prevent amendments to the certificate of incorporation or By-Laws even if they were favored by the holders of a majority of the voting stock.

REGISTRAR  TRANSFER  AGENT  AND  WARRANT  AGENT

     American Registrar and Transfer Company, 10 Exchange Place, Suite 705, Salt Lake City, Utah 84110 is the transfer agent, registrar and warrant agent of the Company and the distribution agent of American Nortel.


                    PLAN OF DISTRIBUTION PLAN OF DISTRIBUTION

     It is presently anticipated that the Company will sell Units through Mr. Fearnow who will receive no commission or other compensation for effecting sales. The Company will make such sales in compliance with the Securities Exchange Act of 1934 Rule 3a4-1(a)(1),(2),(3)and(4)and either 3a4-1(a)(4)(i),(ii) or (iii). The Company is offering a maximum of 100,000
Units  on  a  "best  efforts  basis"  at  a  purchase  price  of $6.00 per Unit.

     The Company may choose in the future to employ the services of a NASD member broker-dealer for purposes of offering the Units. In that event, the Company would file a post effective amendment to the Registration Statement of which this Prospectus is a part. It has been estimated by Mr. Fearnow that, if the services of a broker-dealer are utilized to sell the Units, the Company would pay to such broker-dealer a commission in the range of 10% of the selling price of Units actually sold by the broker-dealer. It is also likely that, if the services of a broker-dealer are utilized, the Company would agree to reimburse it for its costs and expenses, up to a maximum of 3% of the selling price of Units actually sold by it. In addition, the Company may agree to indemnify any broker or dealer utilized by the Company in connection with the offering against liabilities, including liabilities under the Securities Act.

     The obligation of any broker-dealer to offer Units is likely to be subject to (a) the accuracy of the representations and warranties of the Company contained in an agreement with the broker-dealer, (b) performance by the Company of its obligations contained therein, (c) approval of certain legal matters by the broker-dealer or its counsel and (d) the condition, among others, that a registration statement filed with the Commission shall have become effective.

     Subscription proceeds from the sale of the Units will be available to the Company as received. The Company reserves the right to reject orders for the purchase of Units in whole or in part, and if a subscription is rejected, the subscriber's funds will returned without interest within three business days after rejection. Within 30 days following the close of the Offering, certificates representing the Common Shares and Warrants included in the Units will be mailed by first class mail.

     All purchasers' checks should be made payable to "Flex Financial Group, Inc." Certificates evidencing Common Shares and Warrants will be issued to purchasers as soon as practicable after the close of the Offering. Until such time as the proceeds are actually received by the Company and the certificates delivered to the purchasers thereof, such purchasers will be deemed subscribers and not security holders of the Company. During the selling period, purchasers will have no right to demand return of their subscription proceeds. The Offering will be continued until earliest of the sale of the Maximum Offering, until the maximum period of the Offering has elapsed or until the Offering is terminated by the Company, whichever occurs first.

     Michael T. Fearnow as the sole director and officer of the Company determined that, after research into other possible alternatives, the proposed price of the Units was fair to subscribers. The criteria applied was to obtain trading status for the shares held by the Company's shareholders and to seek to raise additional capital in order to expand its business operations while utilizing its existing infrastructure, management and knowledge of its industry at the least cost to shareholders measured in terms of capital expended and dilution. Applying this criteria, the board determined that, considering the 17% dilution was in line with prior disclosures to shareholders regarding expected dilution in any merger and spin-off transaction, the terms of the proposed offering price is fair to the shareholders.


         SHARES ELIGIBLE FOR FUTURE SALE SHARES ELIGIBLE FOR FUTURE SALE

     Present shareholders of the Company will own a total of 114,000 Common Shares, all of which will be freely tradable, at the conclusion of the Offering, without restriction or further registration under the Securities Act, except to the extent such shares are held by "affiliates" of the Company. Common Shares held by affiliates will be subject to the limitations of Rule 144 promulgated under the Securities Act. In general, under Rule 144 as currently in effect, beginning 90 days after the date of this Prospectus, persons who may be deemed affiliates of the Company, as that term is defined in the Securities Act would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of the Company's Common Stock (approximately 2,140 shares if the Maximum Offering is sold) or the average weekly trading volume during the four calendar weeks preceding a sale by such person. Sales under Rule 144 are also subject to certain provisions relating to the manner and notice of sale and availability of current public information about the Company. Following the Offering approximately 201,332 Common Shares will be issuable upon the exercise of options and warrants held by present shareholders of the Company and an additional 400,000 shares underlying the Warrants included in the Units (or a total 617,665 shares) will be issuable if the Maximum Offering is sold.


                           LEGAL MATTERS LEGAL MATTERS

     The validity of the Common Shares and the Warrants offered hereby as part of the Unit and the Common Shares underlying the Warrants will be passed upon for the Company by Sonfield & Sonfield, Houston, Texas.


                                 EXPERTS EXPERTS

     The financial statements of the Company at July 31, 1999 and 1998, appearing in this Prospectus and Registration Statement have been audited by Harper & Pearson Company, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                 Alt 1 -  Page 7
ALT - 1[ALTERNATE COVER PAGE FOR DISTRIBUTION PROSPECTUS] ALTERNATE COVER PAGE FOR DISTRIBUTION PROSPECTUS

                 SUBJECT TO COMPLETION, DATED OCTOBER ___, 1999

                           FLEX FINANCIAL GROUP, INC.

                          COMMON STOCK, $.001 PER SHARE

     This Prospectus covers 20,000 shares of common stock, par value $.001 per share ("Common Shares" or "Common Stock"), of Flex Financial Group, Inc. a Delaware corporation (the "Company"). This Prospectus is being furnished to the stockholders of American NorTel Communications, Inc. ("American NorTel"), in connection with the proposed distribution (the "Distribution") to American NorTel's stockholders of Common Shares, pursuant to the terms of an Agreement and Plan of Distribution by and between American NorTel and the Company (the
"distribution agreement"). A copy of the distribution agreement is included as an exhibit to the Registration Statement of which this Prospectus is a part.

One Common Share will be distributed for each 700 shares of common stock of American NorTel (the "American NorTel Common Stock"), issued and outstanding on the date established by the board of directors of American NorTel for determining stockholders of record entitled to receive Common Shares in the Distribution (the "distribution record date").

No consideration will be paid by American NorTel's stockholders for the shares of Common Shares to be received by them in the Distribution. There is currently no public trading market for the Common Shares. The Company intends to attempt to qualify the Company Common Stock for quotation on the Electronic Bulletin Board ("OTCBB").

STOCKHOLDERS  OF  AMERICAN  NORTEL SHOULD CAREFULLY CONSIDER THE INFORMATION SET
FORTH UNDER THE CAPTION "RISK FACTORS" WITH RESPECT TO THE SECURITIES BEING OFFERED HEREBY.

                                ________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




                The date of this Prospectus is October ___, 1999

         [ALTERNATE TABLE OF CONTENTS PAGE FOR DISTRIBUTION PROSPECTUS]



                                TABLE OF CONTENTS



USE OF PROCEEDS.  2
THE DISTRIBUTION  2

    [ALTERNATE PAGE FOR DISTRIBUTION PROSPECTUS]ALTERNATE PAGE FOR DISTRIBUTION
                                   PROSPECTUS

                        USE OF PROCEEDS]USE OF PROCEEDS

     Common Shares will be distributed in a manner expected to receive tax-free treatment to American NorTel stockholders as of the distribution record date, and no consideration will be paid by such stockholders in the Distribution. Therefore, there will be no proceeds from the distribution of the Common Stock.

                       THE DISTRIBUTION]THE DISTRIBUTION

     The following information describes certain aspects of the proposed Distribution as well as a general description of the business of the Company that will exist following the completion of the Distribution. For information describing certain aspects of the Distribution, see " - Terms of the distribution agreement" and " - Manner of Effecting the Distribution." The descriptions of the various agreements contained herein, including, without limitation, the distribution agreement, do not purport to be complete and are qualified in their entirety by reference to forms of such agreements which are filed as an exhibit to the registration statement of which this Prospectus is a part, wherein such exhibits are incorporated herein by reference. All American NorTel Stockholders are urged to read these agreements in their entirety.

TERMS  OF  THE  DISTRIBUTION  AGREEMENT

     The distribution agreement provides that the Distribution will be effected by distributing to each holder of NorTel common stock as of the close of business on the distribution record date certificates representing one Common Share for each 700 shares of American NorTel common stock held by such holder as of such time.

MANNER  OF  EFFECTING  THE  DISTRIBUTION

     The distribution record date will be the date of this Prospectus. American NorTel's transfer agent, Registrar and Transfer Company, will act as the distribution agent for the Distribution and will deliver certificates representing Common Shares to holders of record of American NorTel common stock as soon as practicable after the close of business on the distribution record date on the basis of one Share for every approximate 700 shares of American NorTel Common Stock held on the distribution record date. All Common Shares will be fully paid and nonassessable and the holders thereof will not be entitled to preemptive rights. See "Description of Capital Stock.") Following completion of the Distribution, the Company will operate as an independent, publicly-traded company.

     YOU WILL NOT BE REQUIRED TO PAY ANY CASH OR OTHER CONSIDERATION FOR THE SHARES OF COMMON STOCK RECEIVED IN THE DISTRIBUTION OR WILL YOU NEED TO SURRENDER YOUR AMERICAN NORTEL COMMON STOCK CERTIFICATES IN ORDER TO RECEIVE SHARES IN THE DISTRIBUTION. THE DISTRIBUTION AGENT WILL SEND YOU YOUR STOCK CERTIFICATES FOLLOWING THE DATE OF THIS PROSPECTUS.

TRADING  OF  COMPANY  COMMON  STOCK;  RESTRICTIONS  ON  RESALE

     The Company will attempt to qualify the Common Stock on the Over-the-Counter Electronic Bulletin Board. The Company Common Stock received pursuant to the Distribution will be freely transferable under the Securities Act, except for shares of Common Stock received by any person who may be deemed to be an "affiliate" of the Company within the meaning of Rule 144 promulgated under the Securities Act. Persons who may be deemed to be affiliates of the Company after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with the Company, and may include the directors and executive officers of the Company. Persons who are affiliates of the Company will be permitted to sell their Common Stock received pursuant to the Distribution only pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. The Registration Statement of which this Prospectus is a part will not cover resales of Common Shares by affiliates of the Company.(See "Shares Eligible for Future Sale.")

TREATMENT  OF  SMALL  NUMBER  OF  SHARES

     With respect to certificates representing the ownership of fewer than five Common Shares in the Distribution, the Transfer Agent shall not immediately distribute these certificates to the American NorTel shareholders. Rather, each American NorTel shareholder entitled to one of these small denomination certificates shall be advised by American NorTel that the shareholder can elect either (i) to receive his certificate or (ii) to have his shares aggregated with those of other small-denomination shareholders who choose not to receive their certificates, have his shares sold through a broker into the open market after trading in the shares should commence in the open market, and receive the net cash proceeds of the sale after the payment of customary selling commissions. No fractional share interests will be distributed. The Company may choose to pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined or to aggregate fractional share interests with those of other small-denomination shareholders who choose not to receive their certificates, and have the shares sold through a broker into the open market after trading in the shares should commence, and distribute to those entitled the net cash proceeds of such sale.

PURPOSE  OF  THE  RESTRUCTURING

     Flex Acquisitions was organized for purposes of the Transactions. Flex Acquisitions owned no material assets and conducted no business activities other than in preparation for the Transactions.

     Michael T. Fearnow, President and sole Director of the Company has been acquainted with the chief executive officer of American NorTel for many years and advanced the idea of the distribution. As a result of their discussions, the Company and American NorTel believe that the shareholders of the Company and of American NorTel will benefit from receiving shares in a transaction that has been registered under the Securities Act in exchange for their shares of capital stock, in the case of the Company, or as a dividend with possible future value, in the case of American NorTel. Further, Mr. Fearnow believes that the distribution of Shares to the stockholders of American NorTel in the Distribution will provide the basis for the creation of a public market for the common stock of the post-merger Company and that the existence of such a public market will benefit the Company and American NorTel stockholders. No assurance can be given, however, that a market will develop for the Common Stock or, if it develops, that it will be sustained. (See "Risk Factors - No Assurance of a Public Market and Likelihood of a Volatile Market.")

     In determining to undertake the restructuring by means of the merger and the distribution, Mr. Fearnow considered the 17% dilution to shareholders of the Company and the fairness of the consideration received by the shareholders pursuant to the Merger and the Distribution. The Board considered among other factors: prior disclosures to shareholders as to expected dilution in any merger and spin-off transaction, the amount of capital contributed by the shareholders, the estimated expenses and timing of an independent initial public offering of securities, the percentage of ownership to be held by investors in the Offering, the current market conditions in the over-the-counter securities market, the Company's proposed capital structure, possible future capital requirements of the Company, potential dilution to shareholders from Warrant exercise, the estimated costs of acquiring a fully reporting and current public shell corporation, the dilutive effects of such alternative transactions, the Company's ability to develop a public market for its common stock, and the costs and dilutive effect of similar transactions necessary to accomplish a public underwriting and to become a widely owned public company. The board concluded that alternative undertakings posed a number of obstacles which management determined were unreasonable, including: substantial time requirements, legal and accounting costs, the inability to obtain an underwriter willing to commit to a firm underwriting, limited capital available to the company, and the potential amount of dilution likely to be experienced by the Company's shareholders and other costs associated with an initial public offering or shell acquisition.

     Mr. Fearnow determined that, after research into other possible alternatives, the proposed restructuring presented the most desirable method of accessing the United States public securities markets and providing a corporate vehicle for conducting its business operations. The criteria applied by the board was to obtain trading status for the shares held by the Company's shareholders and to seek to raise additional capital in order to expand its business operations while utilizing its existing infrastructure, management and knowledge of its industry at the least cost to shareholders measured in terms of capital expended and dilution. Applying this criteria, the Board determined that, considering the 17% dilution was in line with prior disclosures to shareholders regarding expected dilution in any merger and spin-off transaction, the terms of the proposed merger and the distribution were fair to its shareholders.

ACCOUNTING  TREATMENT  OF  MERGER  OF  FLEX  ACQUISITIONS  INTO  THE  COMPANY

     Because Flex Acquisitions had no material assets or liabilities and was not an operating entity, the Merger was accounted for as if Flex Financial recapitalized.

CERTAIN  FEDERAL  INCOME  TAX  CONSEQUENCES

     The following summary description of the material federal income tax consequences of the Distribution is based upon the opinion of Sonfield & Sonfield, federal tax counsel for the Company ("Tax Counsel"). This summary is for general informational purposes only and is not intended as a complete description of all of the tax consequences of the Distribution and does not discuss tax consequences under the laws of state or local governments or of any other jurisdiction. The Company has not requested a ruling from the Internal Revenue Service (the "IRS") with respect to these matters. Accordingly, no assurance can be given as to the IRS's interpretation with respect to these matters. Moreover, the tax treatment of a stockholder may vary depending upon his, her or its particular situation. In this regard, certain stockholders (including (i) insurance companies, tax-exempt organizations, financial institutions or broker-dealers, and persons who are not citizens or residents of the United States or who are foreign corporations, foreign partnerships or foreign trusts or estates as defined for United States federal income tax purposes, and (ii) stockholders that hold shares as part of a position in a "straddle" or as part of a "hedging" or "conversion" transaction for United States federal income tax purposes and stockholders with a "functional currency" other than the United States dollar) may be subject to special rules not discussed below. In addition, this summary applies only to shares which are held as capital assets. The following discussion may not be applicable to a stockholder who acquired his or her shares pursuant to the exercise of stock options or otherwise as compensation. There can be no assurance that there will not be differences of opinion as to the interpretation of applicable law.

     Tax opinions are not binding on the IRS or any court. Moreover, the tax opinions are based upon, among other things, certain representations as to factual matters made by the Company, which representations if incorrect or incomplete in certain material respects, would jeopardize the conclusions reached in the opinions.

     This information is directed to stockholders who acquire shares in the Distribution, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the Shares as "capital assets" within the meaning of Section 1221 of the Code. Taxpayers and preparers of tax returns (including those filed by any partnership or other company) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is (i) given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein.

     THE FOLLOWING DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, TREASURY REGULATIONS THEREUNDER AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE WHICH MAY OR MAY NOT BE RETROACTIVE, AND ANY SUCH CHANGES COULD AFFECT THE TAX CONSEQUENCES DESCRIBED HEREIN.(SEE "POSSIBLE FUTURE LEGISLATION" BELOW.)

     EACH STOCKHOLDER IS URGED TO CONSULT HIS, HER OR ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM, HER OR IT OF THE TRANSACTION DESCRIBED HEREIN, INCLUDING, THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND THE POSSIBLE EFFECTS OF CHANGES OF APPLICABLE TAX LAWS.

TAXATION  OF  STOCK  AS  A  DIVIDEND

     Dividends paid on common stock are subject to tax as ordinary income to the extent of the company's current or accumulated earnings and profits as computed for federal income tax purposes. To the extent that the amount of the dividend paid on the common stock exceeds a company's current and accumulated earnings and profits for federal income tax purposes, such dividend will be treated first as a nontaxable return of capital which will be applied against and reduce the adjusted tax basis of the common stock of the holder. Any amount in excess of the holder's adjusted tax basis would then be taxed as capital gain, and will be long-term capital gain if the holder's holding period for the common stock exceeds one year. For purposes of the remainder of this discussion of federal income tax consequences, the term "dividend" refers to a distribution out of current or accumulated earnings and profits and taxed as ordinary income as described above, unless the context indicates otherwise.

     The 70% (and in some cases, 80%) dividends received deduction may be available with respect to dividends paid by the company to holders which are corporations. However, a corporate holder that disposes of shares within 45 days of their date of acquisition cannot claim the dividends received deduction for dividends on such shares. (These time periods are extended for periods during which the taxpayer's risk of loss with respect to such shares is diminished, for example, by an offsetting position.) In addition, under section 246A of the Code, if a corporation incurs indebtedness for the purpose of making or carrying a portfolio stock investment (which would include the common stock), the 70% (or in some cases, 80%) deduction for dividends received will generally be disallowed with respect to the dividends on that portion of such stock which was acquired or carried by means of such indebtedness

     Section 1059 of the Code imposes a special basis reduction rule that requires a corporate shareholder to reduce its basis (but not below zero) for stock owned by it to the extent of the nontaxed portion of any extraordinary dividend if as of the earliest of the date on which the corporation declares, announces or agrees to the amount or payment of such dividend the corporate shareholder has not held such stock for more than two years. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income under section 243 of the Code (relating to the deduction for dividends received by corporations). An extraordinary dividend is generally defined as a dividend equaling or exceeding a prescribed threshold percentage (5% for Bonds and 10% for common stock) of the corporate shareholder's adjusted basis in such stock. Under certain circumstances the corporate shareholder may elect to use fair market value rather than adjusted basis in computing the threshold percentage for determining whether an extraordinary dividend has been received. In addition, a corporate shareholder shall recognize, in the year such stock is sold or otherwise disposed of, as gain from the sale or exchange of stock, an amount equal to the aggregate nontaxed portions of any extraordinary dividends with respect to such stock which did not reduce the basis of such stock by reason of the limitation on reducing basis below zero

TAXPAYER  RELIEF  ACT

     The Taxpayer Relief Act of 1997 ("TRA 1997") contains certain restrictions involving a distribution or "spin off" to stockholders of portions of a business enterprise, accompanied by a merger or acquisition of a specific unit of the business enterprise involving a third party acquiror. The Distribution is not affected by the restrictions imposed by TRA 1997.

BACKUP  WITHHOLDING

     United States information reporting requirements and backup withholding at the rate of 31% may apply with respect to dividends paid on, and proceeds from the taxable sale, exchange or other disposition of the distributed shares, unless the stockholder (i) is a corporation or comes within certain other exempt categories, and, when required, demonstrates these facts, or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A stockholder who does not supply the Company with his, her or its correct taxpayer identification number may be subject to penalties imposed by the IRS. Any amount withheld under these rules will be refunded or credited against the stockholder's federal income tax liability. Stockholders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption. If information reporting requirements apply to a stockholder, the amount of dividends paid with respect to such shares will be reported annually to the IRS and to such stockholder.

     These back-up withholding tax and information reporting rules currently are under review by the United States Treasury Department and proposed Treasury Regulations issued on April 15, 1996 would modify certain of such rules generally with respect to payments made after December 31, 1997. Accordingly, the application of such rules may be changed.

CERTAIN  STATE  TAX  CONSEQUENCES

     Because each state's income tax laws vary, it is impossible to predict the income tax consequences to the holders of the distributed shares in all of the state taxing jurisdictions in which they are already subject to tax. Distributed Shareholders are urged to consult their own tax advisors with respect to state income and corporate franchise tax consequences arising out of the purchase, ownership and disposition of the distributed shares.

REOFFERING  BY  PARTY  DEEMED  TO  BE  AN  UNDERWRITER

     Distribution Shares are to be redistributed by their owner, American NorTel, which might be deemed to be an underwriter by reason of such intent. (See "Terms of the Distribution.") In addition, any American NorTel shareholder who is an affiliate of American NorTel might be deemed to be an underwriter if such shareholder has an intent to redistribute the Distribution Shares. The Company is not aware that any American Nortel shareholder may be deemed an affiliate. (See "Principal Stockholders.")

     After the distribution by American NorTel of the Distribution Shares to its shareholders, American NorTel will no longer own any Common Shares, except to the extent that an uncertain number of Distribution Shares representing undistributed fractional and whole share interests, may not be allocated in the rounding down process. (See "Terms of the Distribution.")

     In the event American NorTel or a shareholder of American NorTel should be deemed to be an underwriter of the distributed shares, any person who purchases the distributed shares within three years after the distribution could assert a claim against American NorTel under Section 11 of the Securities Act. The purchase could be in the open market as long as the Shares purchased could be traced to the distributed shares. Such a claim, to be successful, must be based upon a showing that statements in this Registration Statement were false or misleading with respect to a material fact or that this Registration Statement omitted material information required to be included herein. Open market purchasers may have to prove reliance upon the alleged misstatement or omission, but reliance may not necessarily require a showing that the purchaser actually read this Registration Statement but, instead, that the misstatements or omissions in this Registration Statement were a substantial factor in the purchase of the Shares.

                                   F -  Page 2

           INDEX TO FINANCIAL STATEMENTSINDEX TO FINANCIAL STATEMENTS






FLEX FINANCIAL GROUP, INC.
Independent Auditor's Report dated October 19, 1999. . . . . . . . .  F - 2
Consolidated Balance Sheet . . . . . . . . . . . . . . . . . . . . .  F - 3
Consolidated Statement of Operations . . . . . . . . . . . . . . . .  F - 4
Consolidated Statements of Changes in Stockholders' Equity (Deficit)  F - 5
Consolidated Statements of Cash Flows. . . . . . . . . . . . . . . .  F - 6
Notes to Consolidated Financial Statements . . . . . . . . . . . . .  F - 7-10



                          INDEPENDENT AUDITOR'S REPORT




To the Stockholders and Directors of Flex Financial Group, Inc.
(A  Development  Stage  Company)
Montgomery,  Texas


We have audited the accompanying consolidated balance sheet of Flex Financial Group, Inc. (A Development Stage Company) as of July 31, 1999, and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the years ended July 31, 1999 and 1998 and the period August 17, 1995 (date of inception) through July 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Flex Financial Group, Inc. (A Development Stage Company) at July 31, 1999, and the results of its operations and its cash flows for the years ended July 31, 1999 and 1998 and the period August 17, 1995 (date of inception) through July 31, 1999 in conformity with generally accepted accounting principles.


                              /s/HARPER  &  PEARSON  COMPANY


Houston,  Texas
October  19,  1999

                                     F - 10
                                                      FLEX FINANCIAL GROUP, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                      CONSOLIDATED BALANCE SHEET
                                                                   JULY 31, 1999




ASSETS
------



CURRENT ASSETS
Cash. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $   1,149

TOTAL CURRENT ASSETS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $   1,149


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
---------------------------------------------------------------------------------

CURRENT LIABILITIES
Accounts payable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $   6,401
Notes Payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     50,000
Note payable, Focus-Tech Investments, Inc.. . . . . . . . . . . . . . . . . . . .     44,185
Interest payable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     24,234

TOTAL CURRENT LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . .    124,820

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, $.001 par value, 10,000,000 shares authorized, none issued and
outstanding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        -0-
Common stock, $.001 par value, 10,000,000 shares authorized, 114,000 shares sold
and to be issued. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        114
Additional paid-in capital. . . . . . . . . . . . . . . . . . . . . . . . . . . .     83,180
Deficit accumulated during the development stage. . . . . . . . . . . . . . . . .   (206,965)

                                                                                    (123,671)

                                                                                   $   1,149






See  accompanying  notes.


FLEX  FINANCIAL  GROUP,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
                                                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     YEARS ENDED JULY 31, 1999 AND 1998 AND INCEPTION THROUGH JULY 31, 1999




                                               August 17, 1995
                                                   Through
                                                    1999           1998      July 31, 1999
                                              -----------------  ---------  ---------------

INTEREST INCOME                                     $-0-           $-0-         $3,881
EXPENSES
Advertising. . . . . . . . . . . . . . . . .               -0-        -0-            2,564
Amortization . . . . . . . . . . . . . . . .               -0-        -0-            1,250
Bad debt expense . . . . . . . . . . . . . .               -0-        -0-           10,000
Consulting expenses. . . . . . . . . . . . .               -0-        -0-           16,902
Filing Fees. . . . . . . . . . . . . . . . .               -0-        -0-            5,433
Interest expense . . . . . . . . . . . . . .             9,385      6,060           27,583
Legal and professional fees. . . . . . . . .            14,279     43,899           76,965
Other expenses . . . . . . . . . . . . . . .               683         35            3,465
Printing . . . . . . . . . . . . . . . . . .               -0-        -0-            1,295
Overhead allocation, Focus-Tech Investments,
Inc. . . . . . . . . . . . . . . . . . . . .               -0-        -0-           28,000
Write-off of start-up costs. . . . . . . . .             4,992        -0-            4,992
Write-off of deferred registration costs . .               -0-     32,397           32,397
                                                        29,339     82,391          210,846
                                              -----------------  ---------  ---------------

NET LOSS . . . . . . . . . . . . . . . . . .  $        (29,339)  $(82,391)  $     (206,965)

BASIC LOSS PER COMMON SHARE. . . . . . . . .  $          (0.16)  $  (0.44)  $        (1.12)

SHARES USED IN COMPUTING BASIC LOSS
PER SHARE. . . . . . . . . . . . . . . . . .           186,982    186,982          184,580







See  accompanying  notes.


FLEX  FINANCIAL  GROUP,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
                  CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                             AUGUST 17, 1995 (DATE OF INCEPTION) THROUGH JULY 31, 1999





                               Additional
                                Preferred    Common   Paid-In    Retained
                                  Stock      Stock    Capital   (Deficit)     Total
Sale of Common Stock - Group
(Texas) . . . . . . . . . . .  $       -0-  $   940   $ 81,260  $     -0-   $  82,200

Sale of Common Stock -
Acquisition . . . . . . . . .          -0-       20        980        -0-       1,000

Net Loss. . . . . . . . . . .          -0-      -0-        -0-    (61,291)    (61,291)

Balance - July 31, 1996 . . .          -0-      960     82,240    (61,291)     21,909

Net Loss. . . . . . . . . . .          -0-      -0-        -0-    (33,944)    (33,944)

Balance -  July 31, 1997. . .          -0-      960     82,240    (95,235)    (12,035)

Removal of Group (Texas)
Common Stock Previously
Issuable. . . . . . . . . . .          -0-     (940)       940        -0-         -0-

Sale of Common Stock - Group
(Delaware). . . . . . . . . .          -0-       94        -0-        -0-          94

Net Loss. . . . . . . . . . .          -0-      -0-        -0-    (82,391)    (82,391)

Balance -   July 31, 1998 . .          -0-      114     83,180   (177,626)    (94,332)

Net Loss. . . . . . . . . . .          -0-      -0-        -0-    (29,339)    (29,339)

Balance -   July 31, 1999 . .  $       -0-  $   114   $ 83,180  $(206,905)  $(123,671)







See  accompanying  notes.


FLEX  FINANCIAL  GROUP,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
                                                                         CONSOLIDATED STATEMENTS OF CASH FLOWS
                                        YEARS ENDED JULY 31, 1999 AND 1998 AND INCEPTION THROUGH JULY 31, 1999


                                                                  August 17, 1995
                                                                      Through
                                                                       1999           1998      July 31, 1999
                                                                 -----------------  ---------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss. . . . . . . . . . . . . . . . . . . . . . . . . . . .  $        (29,339)  $(82,391)  $     (206,965)
Adjustments to reconcile net loss to net cash used by operating activities:
   Amortization of loan origination costs, net. . . . . . . . .               -0-        -0-            5,000
   Write-off start-up costs . . . . . . . . . . . . . . . . . .             4,992        -0-            4,992
   Write-off of note receivable . . . . . . . . . . . . . . . .               -0-        -0-           10,000
   Write-off of deferred registration costs . . . . . . . . . .               -0-     32,303           32,303
   Change in operating assets and liabilities:
     Interest receivable. . . . . . . . . . . . . . . . . . . .                29       (367)            (257)
     Accounts payable . . . . . . . . . . . . . . . . . . . . .             2,813      3,454            6,267
     Interest payable . . . . . . . . . . . . . . . . . . . . .             9,385      6,427           24,633

Total Adjustments . . . . . . . . . . . . . . . . . . . . . . .            17,219     41,817           82,938

Net Cash Used by Operating Activities . . . . . . . . . . . . .           (12,120)   (40,574)        (124,027)

CASH FLOWS FROM INVESTING ACTIVITIES
Deferred registration costs . . . . . . . . . . . . . . . . . .               -0-        -0-          (32,303)
Loan origination costs. . . . . . . . . . . . . . . . . . . . .               -0-        -0-           (5,000)
Notes receivable. . . . . . . . . . . . . . . . . . . . . . . .               -0-        -0-          (35,000)
Note receivable . . . . . . . . . . . . . . . . . . . . . . . .               -0-        -0-          (10,000)
Long-term note receivable, Flex Acquisition Corporation . . . .               -0-        -0-           (4,000)
Collection of notes receivable. . . . . . . . . . . . . . . . .               -0-        -0-           35,000

Net Cash Provided (Used) by Investing Activities. . . . . . . .               -0-        -0-          (51,303)

CASH FLOWS FROM FINANCING ACTIVITIES
Notes payable . . . . . . . . . . . . . . . . . . . . . . . . .               -0-        -0-           50,000
Notes payable, Focus-Tech Investments, Inc. . . . . . . . . . .            13,000     31,185           44,185
Proceeds from issuance of common stock. . . . . . . . . . . . .               -0-         94           87,294
Stock issuance Costs. . . . . . . . . . . . . . . . . . . . . .               -0-        -0-           (5,000)

Net Cash Provided by Financing Activities . . . . . . . . . . .            13,000     31,279          176,479

NET INCREASE (DECREASE) IN CASH . . . . . . . . . . . . . . . .               880     (9,295)           1,149

CASH AT BEGINNING OF PERIOD . . . . . . . . . . . . . . . . . .               269      9,564              -0-

CASH AT END OF PERIOD . . . . . . . . . . . . . . . . . . . . .  $          1,149   $    269   $        1,149


See  accompanying  notes.

                                                      FLEX FINANCIAL GROUP, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                          JULY 31, 1999 AND 1998

NOTE  A     BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These financial statements include the accounts of Flex Financial Group, Inc. and its 100% owned subsidiary Flex Acquisitions. All significant intercompany balances and activity have been eliminated. Flex Acquisitions merged with Flex Financial Group, Inc. during fiscal 1999. This merger has been accounted for as a pooling of interests due to common ownership and management of the two entities. All reported activity and balances are presented as if the merger had occurred at the inception of the two entities.

Flex Financial Group, Inc. (A Development Stage Company) (the Company) was incorporated in August 1995 for the purpose of engaging in the business of providing loans to companies going public; subordinated equity loans to underwriters; and providing a platform for taking companies public through a merger/spin-off transaction. It is anticipated by management that the Company will become a publicly owned corporation within the near future. Effective December 8, 1997, the Company organized a Delaware corporation which purchased substantially all assets and certain liabilities of the Texas Corporation incorporated in 1995.

Merger  Spin-off  - On June 30, 1996, the Company entered into an agreement with
----------------
American Nortel Communications, Inc. (American Nortel), a public corporation engaged in providing long distance telephone services and owned by approximately 780 individuals, for a proposed merger-spin-off transaction which would create a public market for the Company's stock. On February 28, 1999, Flex Acquisitions, a wholly owned subsidiary of American Nortel, merged with the Company. Flex Acquisitions exchanged its 20,000 shares for 20,000 shares of common stock of the Company.

Common  Management  -  Michael T. Fearnow, the sole officer and director of Flex
------------------
Financial, is also the 100% owner and president of Focus-Tech Investments, Inc.,
--
a  26.3%  shareholder  of  the  issuer.

Going  Concern  - As shown in the accompanying financial statements, the Company
--------------
has a working capital and equity deficit, and has no significant operating activities. The future viability of the Company is dependent upon the successful procurement of additional loans or capital and the commencement of profitable operating activities.

Management's  Estimates - Management uses estimates and assumptions in preparing
-----------------------
financial statements in accordance with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

Concentrations  of  Credit  - Substantially all of the Company's loans have been
--------------------------
granted  to  entities  under common management and a third party customer of the
--
Company.  The  concentrations of credit by type of loan are set forth in Note B.
--

Interest  Rate Risk - The Company intends to be principally engaged in providing
-------------------
short-term commercial loans with fixed interest rates. These loans have been primarily funded through short-term notes payable and the sale of the Company's stock.

Notes  Receivable  -  Notes  receivable  are  reported  at  the principal amount
-----------------
outstanding.  Management is of the opinion that all notes are fully collectible,
-------
therefore,  no  allowance  for  possible  credit  losses  is  deemed  necessary.

Allowance  for  Possible Credit Losses - When deemed necessary, an allowance for
--------------------------------------
possible credit losses will be established to provide a valuation allowance for losses expected to be incurred on loans and other commitments to extend credit. All losses will be charged to the allowance for possible credit losses when the loss actually occurs or when a determination is made that a loss is likely to occur. Recoveries are credited to the allowance at the time of recovery.

Throughout the year, management will estimate the likely level of losses to determine whether the allowance for possible credit losses, when deemed necessary, is adequate to absorb anticipated losses in the existing portfolio. Based on these estimates, an amount will be charged to the provision for possible credit losses and credited to the allowance for possible credit losses in order to adjust the allowance to a level determined to be adequate to absorb losses.

Management's judgment as to the level of losses on existing loans involves the consideration of current and anticipated economic conditions and their potential effects on specific borrowers; an evaluation of the existing relationships among loans, potential loan losses, and the present level of the allowance; and management's internal review of the loan portfolio. In determining the collectibility of certain loans, management will also consider the fair value of any underlying collateral. The amounts ultimately realized may differ from the carrying value of these assets because of economic, operating or other conditions beyond the Company's control.

Statement  of  Cash  Flows - For purposes of reporting cash flows, cash and cash
--------------------------
equivalents  includes  only  cash  on hand and in demand deposit accounts with a
--
bank.
--


Basic  Loss  Per  Common  Share  -  Loss  per common share is computed using the
-------------------------------
weighted average number of shares of common stock outstanding during the period,
------
as  adjusted  for  shares  issuable  upon  exercise  of options priced below the anticipated  IPO  price  per  share  as  shown  below:


                                      1999      1998    Cumulative
                                    --------  --------  -----------
Weighted average shares
  outstanding for issued shares. .  114,000   114,000      114,000
  Shares issuable upon, exercise
    of options . . . . . . . . . .   80,000    80,000       80,000
  Less treasury shares repurchased
    from option proceeds . . . . .   (7,018)   (7,018)      (7,018)
                                    --------  --------  -----------

  Adjusted weighted average
    shares outstanding . . . . . .  186,982   186,982      186,982
                                    ========  ========  ===========



Income  Taxes - For the years ended July 31, 1999 and 1998, the Company incurred
-------------
net operating losses amounting to $29,339 and $82,391, respectively. Net operating loss carryforwards will expire in the years 2011 through 2014, if not previously utilized.

No tax benefit for the loss carryforward has been reported in the financial statements. Accordingly, the tax benefit of approximately $70,000 resulting from the utilization of the loss carryforwards has been offset by a valuation allowance of the same amount.

Common  Stock  -  Common stock sold is subject to a subscription agreement which
-------------
provides  for, among other things; (1) each purchaser is sold "units" at a price
--
of $4,800 which includes 1,000 shares of common stock, 2000 Class B warrants and 2,000 Class C warrants collectively referred to as offered securities; and (2) purchaser of offered securities will not be able to resell them until and unless the securities are registered pursuant to a registration statement and properly qualified for sale in each jurisdiction. The Class B and Class C redeemable warrants entitle the holders to purchase one share of common stock for each warrant held at $6.25 and $10.00, respectively.

80,000 shares of the 114,000 common shares were sold to "Founders", subject to a separate subscription agreement at a price of $.25 per share. This subscription agreement provides the subscribers with the option to purchase up to an additional 80,000 common shares at a per share price of $.50. The option for the purchase of additional shares expires December 31, 2003, if not previously exercised.

No compensation expense has resulted from the issuance of any of the Company's warrants or options as the exercise prices were in excess of the fair market value of the Company's common stock.

Preferred Stock - The Corporation's Articles of Incorporation allow the Board of
---------------
Directors to determine the rights, preferences, qualifications, limitations and restrictions and any other benefits of the Company's preferred stock.

Operating  Costs  -  Subsequent  to  December 31, 1995, pursuant to an agreement
----------------
between  Focus-Tech  and  Flex  Financial, Focus-Tech provides Flex Acquisitions
----
rent,  accounting  services,  management  and  other  operating expenses without
---
compensation.
---

NOTE  B     NOTES  PAYABLE

Notes  payable  consist  of  the  following  at  July  31,  1999:

Two 10% unsecured, subordinated notes payable on the earlier of (1) March 31, 1999, or (2) the closing of a public offering of the Company's securities pursuant to the Securities Act of 1933, as amended, representing gross proceeds of not less than $60,000; the notes are subject to subscription and option
agreements               $  50,000
                          ========

These notes have been amended to extend the maturity dates to March 31, 1997, then to March 31, 1998 (the holders were granted an additional 8,000 Option Units for this extension), and most recently these notes and the option exercise dates were extended through March 31, 2000 with no further modifications.

In connection with the issuance of these notes, the Company granted to the purchasers Unit Purchase Options (Option Units). The Option Units entitle the holders to purchase such number of equivalent units of the Company's securities as may be offered in an initial public offering pursuant to an effective registration statement filed under the Securities Act that closes prior to March 31, 2000. The number of equivalent units purchasable at a price of $.50 per unit is determined by dividing the Units Offering price into the principal amount of notes. Under the terms of this Units Offering, holders of the Option Units are entitled to purchase 8,333 equivalent Units.


NOTE  C     TRANSACTIONS  AND  BALANCES  WITH  ENTITIES  AND AN INDIVIDUAL UNDER
COMMON  MANAGEMENT

                                           August 17,
                                              1995
to
July 31,
                                              1999     1998    1999
                                           ----------  -----  ------
Financial Public Relations, Ltd. (1)
 Attorney at Law;
    Initial registered agent
   Legal fees, various corporate matters.         -0-  4,712  23,112
    Consulting expense. . . . . . . . . .         -0-    -0-   5,000
Focus-Tech Investments, Inc. (2)
Overhead allocation - allocation
   covers rent, telephone, fax, office
   supplies and expenses, postage,
   repairs, use of furniture and
   equipment, and administration
   management as needed . . . . . . . . .         -0-    -0-  28,000
Consulting expense. . . . . . . . . . . .         -0-    -0-   2,500


1) Financial Public Relations, Ltd. is a Texas limited partnership with all interests owned by entities controlled or owned by M. Stephen Roberts, a 17.5% owner of the predecessor Texas Company.

2) Focus-Tech Investments, Inc. is a Nevada corporation wholly owned by Michael T. Fearnow. Mr. Fearnow is also the sole director and officer of Flex Financial Group, Inc. Pursuant to an understanding between Focus-Tech and Flex Financial, Focus-Tech provided to Flex Financial such general and administrative services as the cost of the use of office space, personnel, facilities and equipment, as required for Flex Financial's business in exchange for a general and administrative services fee of $4,000 per month for the seven month period ending December 31, 1995 totaling $28,000. Flex Financial shares a portion of approximately 2,000 square feet of office space in premises occupied by Focus-Tech at 179 Ruskin Drive, Montgomery, Texas. Focus-Tech has supplied general administrative services and use of office space at no cost from January 1, 1996 to the present. Management estimates that Flex Financial's expenses would have been approximately $6,000 a month on a stand alone basis.

Until the closing of the Units Offering, Focus-Tech will continue to provide such space and services without charge to Flex Financial. Upon closing of the Units Offering, Focus-Tech has agreed to provide to the Company such general and administrative services, which will include the cost of the use of office space, personnel, facilities and equipment, as may be required for the Company's business use on a monthly basis for a fee of $4,000 per month and to make this space available as long as required for the use of the Company. The Company believes that such space and services will be adequate for the business of the Company into the foreseeable future. Focus-Tech has agreed that its fee for providing such services shall be paid only out of 15% of net Units Offering proceeds in excess of $200,000, and thereafter agrees to accrue the monthly fee for payment solely out of the fees, interest earned and earnings generated by the Company's business.

                                     II - 2
                                 PART II]PART II

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     The Company is incorporated under Delaware Law. Section 145 of the General Corporation Law of Delaware provides that:

          (a) A corporation may indemnify any person, including officers and directors, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of another corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses(including attorneys' fees),judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation under the same conditions, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Article XV of the certificate of incorporation of the Registrant provides, in effect, that subject to certain limited circumstances, the Company will indemnify its officers and directors to the extent permitted by Delaware Law. The Company is not insured for liabilities it may incur pursuant to Article XV of its certificate of incorporation relating to the indemnification of officers and directors of the Company and its subsidiaries or affiliates.

ITEM  25.     OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.


     The following table sets forth the costs and expenses, other than underwriting commissions and the non accountable expense allowance. None of the expenses are being paid by the distributing security holder, American NorTel
Communications,  Inc.




ITEM                         AMOUNT
---------------------------  =======


Registration fees . . . . .  $ 3,000
---------------------------  -------

Stock transfer agent's fee.    4,000
---------------------------  -------

Printing and engraving(1) .    5,000  (1)
---------------------------  -------  ---

Postage(1). . . . . . . . .    4,000  (1)
---------------------------  -------  ---

Legal . . . . . . . . . . .   35,000
---------------------------  -------

Accounting. . . . . . . . .   15,000
---------------------------  -------

Moody's publication fee . .    3,500
---------------------------  -------

     TOTAL. . . . . . . . .  $69,500
---------------------------  -------

   (1)   Estimate
---------------------------



 ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

     On March 31, 1996, the Flex Acquisitions issued a note ("Flex Note") in the principal sum of $4,000 to the Company. The debt represented by the Flex Note was forgiven and the Flex Note was cancelled by the holders thereof upon the consummation of the merger of Flex Acquisitions into the Company.

     On September 1, 1996 Flex Acquisitions issued in a private sale 20,000 shares of its Common Stock to American NorTel Communications, Inc., a Wyoming corporation, for a cash consideration of $1,000. The shares of common stock of Flex Acquisition were converted to Common Shares of the Company upon consummation of the merger of Flex Acquisition into the Company.

     The securities were not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

     The Company was organized under the laws of Delaware on December 8, 1997 and sold 94,000 shares of common stock, $.001 par value per share, 80,000 Class A Options, 28,000 Class B Warrants and 28,000 Class C Warrants for $94.00 (the aggregate par value). In addition, the Company acquired all the assets and certain liabilities of Flex Financial Group, Inc., (Texas) in consideration for cash in an amount equal to its shareholders' equity as of July 31, 1996.

     The securities were not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

     In connection with two bridge loans, the Company issued $50,000 principal amount of 10% subordinated notes ("Notes") and 16,333 Unit Purchase Options ("Option Units"). The Option Units entitle the holders to purchase, for $.50 each, Units each consisting of one Common Share, two Class B Warrants and two Class C Warrants.

     In April 1996, the Company raised $67,200 through the private placement of 14,000 Units at $4.80 per Unit. All recipients had adequate access to information about the Company and the recipients represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates. The Company believes that all of the purchasers were accredited investors as defined in Rule 501 promulgated under the Securities Act.

     On February 28, 1999, Flex Acquisitions was merged into the Company and its shareholder exchanged its 20,000 shares of Flex Acquisitions common stock for 20,000 of the Company's common stock.

ITEM  27.  EXHIBITS.

1.1  Form  of  Underwriting  Agreement  (3)

1.2  Form  of  Selected  Broker-Dealer  Agreement  (2)

2.1 Agreement of Merger of July 1, 1996 between Flex Acquisitions Corporation and Flex Financial Group, Inc. (2)

2.1.1 Restated Agreement of Merger of July 1, 1996 between Flex Acquisitions Corporation and Flex Financial Group, Inc.(2)

2.2 Business Combination-Spin-off Agreement of June 30, 1996 among Flex Acquisitions Corporation, Flex Financial Group, Inc. and American NorTel Communications, Inc. (2)

2.2.1 Restated Business Combination-Spin-off Agreement of June 30, 1996 among Flex Acquisitions Corporation, Flex Financial Group, Inc. and American NorTel Communications, Inc.(1) 3.1 certificate of incorporation of Flex Acquisitions Corporation (2)

3.2 certificate of incorporation of Flex Financial Group, Inc., a Texas corporation (2)

3.2.1 certificate of incorporation of Flex Financial Group, Inc. a Delaware corporation (2)

3.3 Bylaws of Flex Acquisitions Corporation (2)3.4 Bylaws of Flex Financial Group, Inc., a Texas corporation (3)

3.4.1  Bylaws  of  Flex  Financial  Group,  Inc.,  a  Delaware  corporation  (2)

4.1  Form  of  Class  B  Redeemable  Common  Stock  Purchase  Warrant(2)

4.2  Form  of  Class  C  Redeemable  Common  Stock  Purchase  Warrant(2)

4.3  Form  of  Class  A  Unit  Purchase  Options  (3)

4.4  Form  Of  Common  Stock  Purchase  Options  (3)

4.5  Form  of  Unit  Purchase  Options  (2)

4.6  Form  of  Class  A  Common  Stock  Purchase  Options  (2)

4.7  Form  of  Placement  Agent  Agreement(2)

5.1  Opinion  of  Sonfield  &  Sonfield(1)

8.1  Opinion  of  Sonfield  &  Sonfield  as  to tax matters (included in Exhibit
5.1)(1)

10.1 Escrow Agreement Among Flex Acquisitions Corporation; American NorTel Communications, Inc., and Southwest Bank of Texas N.A. (3)

10.2  Agreement  of  Flex Financial relating to compliance with S.E.C.  Rule 419
(3)

10.3  Indemnification  Agreement  between the Company and Michael T. Fearnow (2)

10.4  Flex  Financial  Stock  Incentive  Plan  (2)

23.1  Consent  of  Sonfield  &  Sonfield  (included  in  Exhibit  5.1)

23.2 Consent of Harper & Pearson Company, independent auditors of Flex Financial Group, Inc. (1)

27.1  Financial  Data  Schedule  (1)

-------------------------------

(1)  Filed  herewith

(2)  Previously  filed

(3)  Deleted

UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("the Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montgomery, Texas on October 22, 1999.

FLEX  FINANCIAL  GROUP,  INC.

By:  /s/  Michael  T.  Fearnow
   ---------------------------
       Michael  T.  Fearnow  Chief  Executive  Officer,
            President  and  Chairman  of the Board (Principal Executive Officer)



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

FLEX  FINANCIAL  GROUP,  INC.

By:  /s/  Michael  T.  Fearnow
     -------------------------
        Michael  T.  Fearnow  Chief  Executive  Officer,  President,
     Chief  Financial  Officer,  Chairman  of  the  board  of  directors,  and
            Director(Principal Executive Officer)(Principal Financial and Accounting Officer)

Date:  October  22,  1999

                              Exhibit 5.1 - Page 1
                                   EXHIBIT 5.1



                                SONFIELD & SONFIELD
                            A PROFESSIONAL CORPORATION



                                        ATTORNEYS AT LAW
LEON SONFIELD (1865-1934)
GEORGE M. SONFIELD (1899-1967)
ROBERT L. SONFIELD (1893-1972) . . . .  770 SOUTH POST OAK LANE
____________________ . . . . . . . . .  HOUSTON, TEXAS 77056
  SONFIELD@IBM.NET
FRANKLIN D. ROOSEVELT, JR. (1914-1988)
  TELECOPIER (713) 877-1547. . . . . .  NEW YORK
  ____ . . . . . . . . . . . . . . . .  LOS ANGELES
ROBERT L. SONFIELD, JR.. . . . . . . .  TELEPHONE (713) 877-8333  WASHINGTON, D.C.
MANAGING DIRECTOR



                                October 22, 1999

Board  of  Directors
Flex  Financial  Group,  Inc.
179  Ruskin  Drive  East
Montgomery,  Texas  77356

Ladies  and  Gentlemen:

     In our capacity as counsel for Flex Financial Group, Inc. (the "Company"), we have participated in the corporate proceedings relative to the authorization and issuance of 100,000 units each unit consisting of one share of common stock, two Class B Warrants and two Class C Warrants at an offering price of $6.00 per unit, all as set out and described in the Company's registration statement on Form SB-2 (File No. 333-17103) under the Securities Act of 1933 (the "registration statement"). We have also participated in the preparation and filing of the registration statement including the federal income tax information set out therein under the caption "Federal Income Tax Consequences" and elsewhere in the prospectus constituting a part of the registration statement.

     Based upon the foregoing and upon our examination of originals (or copies certified to our satisfaction) of such corporate records of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed, and assuming the accuracy and completeness of all information supplied us by the Company, having regard for the legal considerations which we deem relevant, we are of the opinion that:

          (1) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware;

          (2) The Company has taken all requisite corporate action and all action required by the laws of the State of Delaware with respect to the authorization, issuance and sale of the Company common stock, the Company options and the shares of the Company common stock issuable upon exercise of the Company options to be issued pursuant to the registration statement;

          (3) The 100,000 units each unit consisting of one share of common stock, two Class B Warrants and two Class C Warrants at an offering price of $6.00 per unit, when issued and distributed pursuant to the registration statement, will be validly issued, fully paid and nonassessable shares of common stock of the Company;

          (4) Based upon the current provisions of federal income tax laws and regulations, and on current authoritative interpretations thereof, we are of the opinion that the discussion in the prospectus under the caption "Federal Income Tax Consequences" of the federal income tax laws relevant to the prospective investors, although necessarily general, considers each material federal income tax issue of significance to Internet Law stockholders and the result which, more likely than not, would obtain under the laws and regulations in effect as of the date hereof.

     We hereby consent to the use of this opinion as an exhibit to the registration statement and to the references to our firm in the prospectus.


Yours  very  truly,

/s/Sonfield  &  Sonfield
------------------------
SONFIELD  &  SONFIELD

                              Exhibit 23.2 - Page 1

                                  EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     We consent to the use in this Registration Statement on Form SB-2 No. 33-17103 of our report dated October 19, 1999, relating to the financial statements of Flex Financial Group, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.



/s/HARPER  &  PEARSON  COMPANY


Houston,  Texas
October  22,  1999

                               Exhibit 27 - Page 1
                                   EXHIBIT 27

                             FINANCIAL DATA SCHEDULE


     This schedule contains summary financial information extracted from the financial statements as of and for the twelve months ended July 31, 1999, and is qualified in its entirety by reference to such financial statements. (In thousands, except EPS.)




ITEM NUMBER .  ITEM DESCRIPTION                                           AMOUNT
-------------  ---------------------------------------------------------  -------

5-02(1) . . .  Cash and cash items.                                       $     1
5-02(2) . . .  Marketable securities                                            0
5-02(3)(a)(1)  Notes and interest receivable-trade                              0
5-02(4) . . .  Allowances for doubtful accounts                                 0
5-02(6) . . .  Inventory                                                        0
5-02(9) . . .  Total current assets                                             1
5-02(13). . .  Property, plant and equipment                                    0
5-02(14). . .  Accumulated depreciation                                         0
5-02(18). . .  Total assets                                                     1
5-02(21). . .  Total current liabilities                                      124
5-02(22). . .  Bonds, mortgages and similar debt                                0
5-02(28). . .  Preferred stock-mandatory redemption                             0
5-02(29). . .  Preferred stock-no mandatory redemption                          0
5-02(30). . .  Common stock                                                     1
5-02(31). . .  Other stockholder's equity                                   <124>
5-02(32). . .  Total liabilities and stockholder's equity                       1
5-03(b)1(a) .  Net sales tangible products                                      0
5-03(b)1. . .  Total revenues                                                   0
5-03(b)2(a) .  Cost of tangible goods sold                                      0

5-03(b)2. . .  Total costs and expenses applicable to sales and revenues        0
5-03(b)3. . .  Other costs expenses                                            20
5-03(b)5. . .  Provision for doubtful accounts and notes                        0
5-03(b)(8). .  Interest and amortization of debt discount                       9
5-03(b)(10) .  Income before taxes and other items                           <29>
5-03(b)(11) .  Income tax expense                                               0
5-03(b)(14) .  Income/loss continuing operations                             <29>
5-03(b)(15) .  Discontinued operations                                          0
5-03(b)(17) .  Extraordinary items                                              0
5-03(b)(18) .  Cumulative effect-changes in accounting principles               0
5-03(b)(19) .  Net income or loss                                            <29>
5-03(b)(20) .  Earnings per share-primary                                   <.16>
5-03(b)(20) .  Earnings per share-fully diluted                                 0
